Registration No. 333-_______

As filed with the Securities and Exchange Commission on November 1, 1999.



                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    FORM SB-2

             Registration Statement Under the Securities Act of 1933
                                ----------------

                               ACCESS POWER, INC.
                         (Name of small business issuer)

            FLORIDA                                      4813                                     59-3420985
(STATE OR OTHER JURISDICTION OF              (PRIMARY STANDARD INDUSTRIAL                      (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                CLASSIFICATION CODE NUMBER)                   IDENTIFICATION NUMBER)

                      10033 SAWGRASS DRIVE WEST, SUITE 100
                        PONTE VEDRA BEACH, FLORIDA 32082
                                 (904) 273-2980
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                                   ----------

                                 GLENN A. SMITH
                      10033 SAWGRASS DRIVE WEST, SUITE 100
                        PONTE VEDRA BEACH, FLORIDA 32082
                                 (904) 273-2980
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   ----------

                                   Copies to:

                               DENNIS J. STOCKWELL
                             KILPATRICK STOCKTON LLP
                        1100 PEACHTREE STREET, SUITE 2800
                             ATLANTA, GEORGIA 30309
                                 (404) 815-6500
                              (404) 815-6555 (FAX)

                                   ----------


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box. / /

                                          CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                     |                       |                     |                    |
        TITLE OF EACH CLASS OF       |      AMOUNT TO BE     |   PROPOSED MAXIMUM  |  PROPOSED MAXIMUM  |  AMOUNT OF
     SECURITIES TO BE REGISTERED     |       REGISTERED      |  OFFERING PRICE PER | AGGREGATE OFFERING |REGISTRATION FEE
                                     |                       |       SHARE<F1>     |      PRICE><F1>    |
-------------------------------------|-----------------------|---------------------|--------------------|----------------
Common Stock, $.001 par value        |     15,000,000<F1><F7>|     $   0.30<F2>    |  $4,500,000<F2>    | $   1,251.00
=============================================================|=====================|====================|================
Common Stock, $.001 par value        |        500,000<F3><F7>|     $   0.31<F3>    |  $  155,000<F3>    | $      43.09
=============================================================|=====================|====================|================
Common Stock, $.001 par value        |        400,000<F4><F7>|     $   0.42<F4>    |  $  168,200<F4>    | $      46.76
-------------------------------------------------------------|---------------------|--------------------|----------------
Warrants to Purchase Common Stock    |        400,000        |          -- <F5>    |       --   <F5>    | $       0   <F6>
=========================================================================================================================


   <F1>  Includes  4,733,728  shares  issuable upon conversion of outstanding 6%
Convertible Debentures of the registrant and 4,733,728 shares issuable upon the conversion of additional 6% Convertible Debentures, which additional debentures are themselves issuable upon exercise of a special warrant. The number of shares registered for issuance upon conversion of the debentures is an estimate based upon the conversion formula applied as of a recent date.

   <F2>  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act and based on the average of the high and low price per share of Access Power, Inc.
common stock as quoted on the OTC Bulletin Board on October 28, 1999.

   <F3>  Common stock  issuable  upon exercise of  outstanding  warrants with an exercise price of $0.01 per share. The offering price is estimated as described in footnote (1) with the one cent exercise price of warrants added to the estimated offering price per share.

   <F4>  Common stock  issuable  upon exercise of  outstanding  warrants with an exercise price of $0.42 per share. The offering price is determined by adding to the exercise price of the warrants the warrant purchase price of $1.00 for warrants to purchase 2000 shares of common stock.

   <F5>  The  offering  price of the  warrants  cannot  be  determined  as their exercise price is above current bid and asked prices for the common stock.

   <F6>  The  filing  fee is  included  in the fee for the  registration  of the underlying common stock.

   <F7>  An indeterminate  number  of  additional  shares  of  common  stock are registered hereunder in accordance with Rule 416 under the Securities Act that may be issued as provided in the 6% Convertible Debentures and warrants in the event that the provisions against dilution in such instruments become operative.

                                ----------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                        15,900,000 SHARES OF COMMON STOCK
                    400,000 WARRANTS TO PURCHASE COMMON STOCK


                             [OBJECT OMITTED - Logo]

                               ACCESS POWER, INC.
                                  ------------

         The shares of common stock, par value $.001 per share, and warrants to purchase shares of common stock of Access Power, Inc. being offered under this prospectus are being offered for sale by some of our stockholders. We will not receive any of the proceeds from the sale of these shares or warrants. There are, however, 900,000 shares issuable upon the exercise of issued and outstanding warrants to purchase our common stock and approximately 9,467,000 shares issuable upon conversion of certain debentures, half of which debentures are currently outstanding and half of which may be purchased pursuant to an outstanding warrant to purchase such debentures. If the common stock warrants are exercised, then we will receive $173,000. If the warrant to purchase debentures is exercised, then we will receive $1,000,000 from the sale of those debentures. If all of the debentures are then converted, then at least $2,000,000 of indebtedness will be converted to equity. We will pay certain of the legal and other expenses of this offering, estimated to be $40,000.

         The selling stockholders will bear the cost of any brokerage commissions or discounts or other selling expenses incurred in connection with the sale of their shares or warrants. The price and the commissions, if any, paid in connection with any sale may be privately negotiated, may be based on then prevailing market prices, and may vary from transaction to transaction and, as a result, are not currently known. See "Plan of Distribution."

         Our common stock is traded over the counter. Bid and asked prices are quoted, and the last sale is reported, on the over-the-counter electronic bulletin board maintained by the National Association of Securities Dealers (the "Bulletin Board") under the symbol "ACCR." On October 28, 1999, the last bid price of the common stock as reported was $0.295.

         The selling stockholders and any participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act of 1933. We have not registered the shares or warrants for sale by the selling stockholders under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in the shares or warrants should confirm the registration of these securities under the securities laws of the states in which transactions occur or the existence of an exemption from registration.

         AN INVESTMENT IN SHARES OF OUR COMMON STOCK OR WARRANTS INVOLVES SIGNIFICANT RISK. WE URGE YOU TO CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 6, ALONG WITH THE REST OF THIS PROSPECTUS, BEFORE YOU MAKE YOUR INVESTMENT DECISION.
                                  -------------
         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  -------------

                 The date of this prospectus is __________, 1999

                                     SUMMARY

         YOU SHOULD CAREFULLY READ THE ENTIRE PROSPECTUS BEFORE INVESTING IN THE COMMON STOCK.

In General
----------

         Access Power, Inc. was incorporated to offer Internet-based communications products and services in the United States and international markets. We were one of the first companies to offer a way to transmit voice and multi-media communications over the Internet, a service which is commonly referred to as Internet protocol telephony.

Products and Services
---------------------

         Our voice-over-Internet service integrates traditional telephone functions with advanced Internet-based communications technology. Our technology offers users new and less expensive ways to communicate long distance over the Internet without dependence on traditional long distance telephone lines. Calls can be made to regular telephones or personal computers from either a PC or a regular telephone. Calls from a PC to a telephone can be originated from anywhere in the world over the Internet to one of our servers, and then through traditional telephone lines to a regular telephone anywhere in the United States, Canada, and Puerto Rico. Telephone-to-telephone calls may be originated from anywhere in the United States and may terminate anywhere in North America, Puerto Rico, Brazil, Chile, Columbia, Venezuela, Costa Rica, Aruba, the Bahamas, the Dominican Republic, the United Kingdom, Bermuda, British Virgin Islands, Cayman Islands, U.S. Virgin Islands, twenty-seven European countries, and thirteen countries in Africa, Asia, and the Middle East. In addition to cost savings, Internet telephony permits services that are not available through traditional long distance networks, such as interactive document and data sharing and multi-media data transmissions.

         On April 12, 1999, we began selling a flat-rate unlimited usage PC-to-telephone service under the tradename Net.Caller(TM). Net.Caller PC-to-Phone customers download free software from our web site to their PC. This software allows them to use their PC to call from anywhere in the world to a regular telephone in the United States, Canada, or Puerto Rico.

         On September 1, 1999, we began selling a flat-rate, unlimited usage telephone-to-telephone service under the tradename Net.Caller(TM) Phone-to-Phone. Net.Caller Phone-to-Phone customers place calls using traditional telephony equipment. Calls may be placed from anywhere in the United States to anywhere in the continental United States. Calls made to areas outside of the continental United States are billed on a per minute usage basis.

         Additionally, we sell a PC telephone software package called Internet Phone for Access Power through our web site. Internet Phone is made by VocalTec Communications Inc. and can be used in two ways. First, customers use the software to obtain PC-to-PC communication service for free. Second, customers can combine the software with Net.Caller PC-to-Phone service, a less expensive communication alternative to traditional long distance telecommunication.

         We are currently developing and plan to market e-button(TM) software. This software will enable a web siTe viewer to be immediately connected by telephone with the web site owner's call center.

         We have entered into agreements with several companies to expand our products and services into Europe, the Philippines, Southeast Asia, and Africa. We intend to pursue additional international expansion via joint ventures and other business arrangements throughout South America, Africa, and the Pacific Rim.

Business Goal and Strategies
----------------------------

         Our goal is to become one of the world's leading providers of international Internet telephony products and services. To achieve this goal, we plan to expand our Internet telephony gateway network by utilizing new technology as it is developed. We plan to expand our customer base by continuing to provide discount retail and wholesale international calling services.

Market
------

         Our market includes residential and commercial users of advanced communications products and services. Our ability to offer low communication transmission rates and new Internet protocol telephony-based services provides us an opportunity to enter the wholesale arena as well as the retail market.

Executive Offices
-----------------

         Our principal executive offices are located at 10033 Sawgrass Drive West, Suite 100, Ponte Vedra Beach, Florida, 32082, and our telephone number is
(904) 273-2980.

The Offering
------------


Common stock offered by selling stockholders..............       15,900,000 shares <F1>

Warrants offered by selling stockholders..................       400,000 warrants<F2>

Common stock to be outstanding after the offering.........       39,108,814 shares <F1> <F3>

OTC Bulletin Board symbol.................................       "ACCR"

-------------------

<F1>   The offered shares include (i) 4,733,728  shares of common stock that may be acquired by holders of our 6% Convertible Debentures upon conversion thereof, based on a three-day average market price of $0.282 per share, for the period ended October 25, 1999, but subject to adjustment for the applicable average market price at the time of conversion under the conversion formula (see "Description of 6% Convertible Debenture"); (ii) 200,000 shares of common stock that may be acquired by holders of outstanding warrants; (iii) 4,933,728 shares of common stock that may be acquired by holders of an outstanding warrant for the purchase of (1) $1,000,000 of our 6% Convertible Debentures upon conversion thereof, based the formula price described above, but subject to adjustment for the applicable average market price at the time of conversion and (2) a warrant for 200,000 shares of our common stock; and (iv) 500,000 shares of common stock that may be acquired by holders of other outstanding warrants.

<F2>   Each warrant  gives the holder the right to purchase from us one share of our common stock for $0.42. (3) Assumes the exercise of all outstanding warrants, conversion of all outstanding debentures and conversion of all shares of outstanding Series B Convertible Preferred Stock into common stock. Does not include outstanding options to purchase 10,030,000 shares of common stock (having a weighted average exercise price of $0.2173 per share).

<F3>   Assumes  the  exercise of all  outstanding  warrants,  conversion  of all outstanging debentures and conversion of all shares of outstanding Series B Convertible Preferred Stock ingto common stock. Does not include outstanding options to purchase 10,030,000 shares of common stock (having a weighted average exercise price of $0.2173 per share).

                             SUMMARY FINANCIAL DATA

         The summary financial data set forth in the table below is derived from our audited financial statements for the year ended December 31, 1998. The audited financial statements are included in this prospectus at page F-1. The summary financial data for the nine months ended September 30, 1998 and 1999, and as of September 30, 1999, are derived from unaudited financial statements which are included in this prospectus at page F-10. We believe these financial statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of our financial condition and results of operations. This financial data represents historical information that is not necessarily indicative of future results. We urge you to read carefully the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section which begins on page 24, the financial statements and notes thereto, and other financial data included elsewhere in this prospectus.

                                           YEAR ENDED       NINE MONTHS ENDED SEPTEMBER 30,
                                          DECEMBER 31,
                                              1998              1998               1999
                                          -------------     -------------------------------
STATEMENT OF OPERATIONS DATA
Revenues
   Product Sales                             214,431           212,092             9,450
   Services                                   53,519            42,089            69,999
                                        ------------      ------------      -------------

     Total revenues                          267,950           254,181            79,449

Cost of revenues
   Product Sales                             161,650           152,920             2,955
   Services                                     --                --                --
                                        ------------      ------------      -------------

     Total cost of revenues                  161,650           152,920             2,955

     Gross margin                            106,300           101,261            76,544

Total operating expenses                   2,047,272         1,578,707         1,789,179
                                        ------------      ------------      -------------
Income (loss) from operations             (1,940,972)       (1,477,446)       (1,712,635)
Other expense, net                          (123,968)         (117,302)          (14,531)
                                        ------------      ------------      -------------

Income (loss) before income taxes         (2,064,940)       (1,594,748)       (1,727,216)
Income tax expense                              --                --                --
                                        ------------      ------------      -------------
Net income (loss)                       $ (2,064,940      $ (1,594,748)     $ (1,727,216)
                                        ============      ============      ============

Income (loss) per share                 $      (0.18)     $      (0.14)     $      (0.07)
                                        ============      ============      ============
Weighted average shares outstanding       11,776,511        11,619,463        24,126,030


                                                          September 30, 1999
                                                          ------------------
                                                               (Unaudited)


BALANCE SHEET DATA

Cash and cash equivalents                                      $885,191
Working capital                                               (233,988)
Total assets                                                  2,545,540
Long-term debt, less current portion                              0
Stockholders' equity (deficit)                                (298,814)

                                   ----------

         Access   Power   Advanced   Communications(TM),    e-button(TM),    and
Net.Caller(TM) are our trademarks. All other trademarks and trade names referred to in this prospectus are the property of their respective owners.

                                  RISK FACTORS

         AN INVESTMENT IN OUR COMMON STOCK INVOLVES A SIGNIFICANT DEGREE OF RISK. YOU SHOULD NOT INVEST IN OUR COMMON STOCK UNLESS YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS AND OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO INVEST IN OUR COMMON STOCK. YOU SHOULD ALSO CAREFULLY READ THE CAUTIONARY STATEMENT FOLLOWING THE "RISK FACTORS" SECTION REGARDING OUR USE OF FORWARD-LOOKING STATEMENTS.

We have only limited  operating history upon which you can analyze our potential
--------------------------------------------------------------------------------
pofitability.
--------------

         We have limited operating history upon which you can judge our potential for success. We have existed for a relatively short period of time and we have had minimal revenue in the past. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in an early stage of development, particularly companies in new and rapidly evolving industries.

You may not  recover  all or any  part of your  investment  if we do not  become
--------------------------------------------------------------------------------
profitable.
-----------

         If we are ultimately unsuccessful, you may not recover all or any part of your investment in our common stock. Our profitability will depend on our ability, among other things, to substantially increase our customer base by establishing and increasing market acceptance of our technology, products, and services. Our profitability will also depend upon expanding the deployment of our network and successfully marketing and supporting our products and services. There can be no assurance that we will be able to achieve or sustain significant sales or profitability in the future. See "Management's Discussion and Analysis of Financial Condition and Plan of Operations".

If consumers do not accept our  product,  or any product  developed by us in the
--------------------------------------------------------------------------------
future,  as a less  expensive,  quality  alternative  to  traditional  telephone
--------------------------------------------------------------------------------
service, we may not become profitable.
--------------------------------------

         Broad acceptance of our technology, products, and services is critical to our success and ability to generate revenues. The markets for our technology, products, and services have only recently begun to develop and are rapidly evolving because our products and services are new and based on emerging technologies. Typically, demand and market acceptance for recently introduced technology and products are subject to a high level of uncertainty. There can be no assurance that we will be successful in obtaining market acceptance of our technology, products, and services. The lower quality of voice transmissions through our network compared to traditional long-distance services will be a factor in consumer acceptance of our services. See "Proposed Business of Access Power".

The introduction of more  technologically  advanced products and services by our
--------------------------------------------------------------------------------
competitors could decrease our profitability.
---------------------------------------------

         The introduction of technologically superior products and services by our competitors may make our products and services less marketable or subject to downward price pressures, thus decreasing our profitability. The Internet and telecommunications markets, including the market for voice transmission over packetized data networks, are characterized by evolving industry standards and specifications. We may have to expend substantial time and money to adapt our technology, products, and services to this rapid technological change. A critical factor in our growth and competitiveness will be our ability to anticipate changes in technology and industry standards, including the successful development of products and services in a cost effective and timely manner. There can be no assurance that we will successfully develop enhanced or new products and services, that any enhanced or new products and services will achieve market acceptance, that we will be able to adapt our products and
services  to  comply  with  new  standards  or   specifications,   or  that  the
introduction of new products or services by others will not render our technology, products, and services obsolete. See "Proposed Business of Access Power".

The telecommunications  business is highly competitive and we may not be able to
--------------------------------------------------------------------------------
compete successfully.
---------------------

         Our profitability will depend on our ability to compete successfully in the highly competitive telecommunications business. We expect this competition to persist, intensify, and increase in the future. Many of our current and potential competitors have longer operating histories, greater name recognition, larger customer bases, more services and products, and significantly greater financial, technical, and marketing resources than we do. These competitors may be existing or potential strategic partners with other competitors. We will compete with Internet telecommunications providers as well as traditional long distance telephone carriers for our customer base. Many companies offer products and services like ours, and many of these companies have a substantial presence in this market. These products may allow telecommunication over the Internet between parties using a PC and a telephone and between two parties using telephones. Other competitors of ours route voice traffic worldwide over the Internet. In addition, major long distance providers and other companies have entered or plan to enter the market for Internet telephony. These companies are larger than we are and have substantially greater financial, distribution, and marketing resources than we do. We may not be able to compete successfully in this market.

         Prices for long distance calls have decreased substantially over the last few years, and this decline is expected to continue in all of the markets where we do business or expect to do business. In addition, many of our markets and expected future markets have deregulated or are in the process of deregulating telephone services. Customers in many of these markets are not familiar with our technology, products, and services and may be reluctant to use new telecommunications providers. In particular, our target customers, small and medium-sized businesses, may be reluctant to entrust their telecommunications needs to new and unproved operators or may switch to other service providers as a result of price competition.

         Competition for customers in the target market is primarily on the basis of price, the type and quality of services offered, and customer service. We price our services at a discount to the prices charged by traditional long distance carriers, and we have no control over the prices set by the traditional carriers or our other competitors. There is no assurance that some of our larger competitors will not use their substantial financial resources to cause severe price competition. Any significant price competition could decrease or eliminate our ability to compete successfully and our profitability. In addition, our competitors may be able to provide potential customers with a broader range of services than we can due to regulatory restrictions. See "Proposed Business of Access Power -- Competition" and "Supervision and Regulation".

Departures  of our key  personnel or  directors  may harm our ability to operate
--------------------------------------------------------------------------------
successfully.
-------------

         If we lose the services of our Board of Directors or executive officers, we may not be able to grow or operate profitably. Our continued success is substantially dependent upon the efforts of our directors and executive officers, in particular Glenn A. Smith, our Chief Executive Officer. We have no employment agreements in effect, with the exception of an agreement with Howard L. Kaskel, our Chief Financial Officer, and we have no plans to enter into any employment agreements in the near future. Our future success depends on our ability to attract and retain highly qualified technical personnel. Competition for qualified personnel is intense, and there can be no assurance that we will be able to attract or retain qualified personnel in the future.

Our service quality will be harmed if our system cannot handle a large volume of
--------------------------------------------------------------------------------
simultaneous calls.
-------------------

         Our inability to handle a large number of simultaneous calls will cause our service quality to suffer which could result in customer losses. A key component of our profitability will be the addition and retention of customers. A byproduct of this component will be increased call volume on our network. It is crucial to our ability to provide quality services for our system to handle a large volume of calls. If we cannot effectively manage our customers' use of our systems, customers may not perceive our service as a high-quality alternative to the traditional long-distance telephone service.

Poor internet service quality could prevent  customer  acceptance and use of our
--------------------------------------------------------------------------------
products  and  service  as well  as the  ability  of our  products  to  function
--------------------------------------------------------------------------------
properly.
---------

         Inferior Internet service quality and availability may cause our services and products to fail, or may result in poor customer perception of our products and services, either of which would inhibit our ability to build or maintain a sufficient customer base to stay profitable. Some Internet service providers do not have the capability to handle more than the current level of Internet traffic, and a sudden increase in traffic volume may result in poor service availability. If customers cannot reach the Internet, or it takes an unreasonable amount of time to reach the Internet, they may decide it is more convenient to use traditional telecommunication technology or the Internet technology of one of our better serviced competitors.

Our inability to predict traffic volume on the internet may add extra expense to
--------------------------------------------------------------------------------
our business operations.
------------------------

         Large fluctuations in Internet traffic volume may obligate us to pay additional contractual charges for our Internet service. A decrease in Internet traffic volume may obligate us to pay for leased Internet service capacity without adequate corresponding revenues. An unexpected increase in traffic volume may require us to obtain transmission capacity through more expensive means. If we are unable to accurately project our needs for leased capacity in the future, such inability may increase our operating costs and, therefore, decrease our profitability.

Our  dependence  on other  communications  carriers may add extra expense to our
--------------------------------------------------------------------------------
business operations.
--------------------

         Our dependence on other communications carriers, and our inability to control their price structure or ability to provide quality service, may cause us to pay higher prices than expected for access to the transmission facilities through which we provide our services. We do not own any intranational or local exchange transmission facilities in the areas where we intend to provide services. We do not intend to construct or acquire any local exchange transmission facilities in the future. Consequently, we lease intranational and local exchange transmission facilities to connect all of the telephone calls made by our customers, and there is no assurance that the prices and nature of such facilities will not fluctuate. Furthermore, we may not be able to meet the minimum volume commitments on some of our leases, especially those that are long-term, which may result in "under-utilization" charges. See "Inability to predict traffic volume" above. We are also vulnerable to service interruptions and poor transmission quality from leased lines. The deterioration or termination of our relationship with one or more of our carrier vendors could have a material adverse effect upon our business, financial condition, and results of operations.

         Our dependence on international carriers makes us vulnerable to additional costs. In some countries, the intranational exchange transmission facility is owned by the national telephone company. If the lack of competitive alternatives forces us to enter into contracts with the national provider, we may have to pay much higher rates for use of the transmission facilities, if we are allowed to lease them at all.

Changes in pricing standards would decrease our profitability.
--------------------------------------------------------------

         If the telecommunications industry changes its standard pricing structure to eliminate charges based on the distance a call is carried, our profitability may be decreased. The advantage of Internet telephony is that it is less expensive than traditional long distance telephone service in many markets. Currently, the price for long distance service has been declining. If this decline continues, we may lose our competitive advantage over traditional telephone service. Additionally, excess international transmission capacity has kept the marginal cost of carrying an additional international call low for certain traditional long distance carriers. Industry observers have predicted that these low marginal costs may result in significant pricing pressures and that, within the next few years, there may be no charges based on the distance a call is carried. If this type of pricing were to become prevalent in our service markets, it would likely decrease our profitability.

If third  parties  use our  intellectual  property  without  authorization,  our
--------------------------------------------------------------------------------
products and services may be damaged.
-------------------------------------

         Third parties may obtain and use our intellectual property without authorization and, as a result, may damage our products and services. Our intellectual property, including copyrights, service marks, trademarks, trade secrets, and other intellectual property, is critical to our success. We rely on trademark and copyright law, trade secret protection, and confidentiality agreements with our employees, customers, partners, and others to protect our intellectual property rights. These precautions may be ineffective, or the validity, enforceability, and scope of protection of intellectual property in Internet-related industries may not be adequate to protect our interests. Furthermore, the laws of some foreign countries are uncertain, evolving, or do not protect intellectual property rights to the same extent as do the laws of the United States.

Defending against intellectual  property  infringement claims could be expensive
--------------------------------------------------------------------------------
and could disrupt our business.
-------------------------------

         If third parties file lawsuits against us for allegedly infringing upon their intellectual property rights, our business could be disrupted and we could incur substantial legal fees. We cannot be certain that our products do not or will not infringe upon valid patents, trademarks, copyrights, or other intellectual property rights held by third parties. Defending against third-party infringement claims, regardless of their merit, could be expensive and time consuming. Successful infringement claims against us may result in substantial monetary liability or may materially disrupt the conduct of our business. See "Business -- Intellectual Property."

If we cannot develop strategic alliances with marketing partners,  we may not be
--------------------------------------------------------------------------------
able to develop a sufficient customer base.
-------------------------------------------

         Our marketing strategy and, therefore, our performance, depends on our ability to develop strategic alliances with marketing partners and, to a lesser extent, on in-house marketing. We may not be able to develop these alliances and, if we are able to develop them, the partners may not be able to effectively promote our technology, products, and services. We have established a significant business relationship with only one entity outside the United States. We may not be successful in developing any future strategic alliances. We have limited experience in obtaining the necessary personnel, offices, regulatory authorization, and leases and agreements with the intranational telecommunications carriers in the countries where we seek to establish strategic alliances.

We may not be able to manage our growth, which may impede our profitability.
----------------------------------------------------------------------------

         If we cannot manage our growth effectively, we may experience decreased profitability or may not become profitable at all. Our future profitability depends on the expansion of our customer base. If we cannot effectively control and utilize our expansion of products and services, the quality of those products and services may suffer and, as a result, we may not be able to retain or attract customers.

Our lack of  experience  in the small office and home office  market may inhibit
--------------------------------------------------------------------------------
market acceptance of our products and services.
-----------------------------------------------

         Market acceptance of our technology, products, and services is critical to our success and ability to generate revenues. We intend to market our products to the small office and home office market and to institutions throughout the United States. Our principal employees have had substantial experience in other endeavors, but that is no assurance that we will be successful in obtaining market acceptance of our products and services.

Our ability to pay dividends is limited.
----------------------------------------

         We will not be able to pay dividends until we recover any losses that we may have incurred and we become profitable. We intend to retain our earnings to finance growth and expansion and for general corporate purposes. Any future declaration and payment of dividends on the common stock will depend upon our earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, our ability to service any equity or debt obligations senior to the common stock, and other factors deemed relevant by our Board of Directors. Holders of our preferred stock have the right to dividends declared with respect to the common stock on an as-converted basis.

Our directors and officers may be able to control or significantly  influence us
--------------------------------------------------------------------------------
due to their concentrated stock ownership.
------------------------------------------

         Our directors and officers may be able to use their stockholdings to influence our business, policies, and affairs, including the ability to significantly influence the election of directors and other matters requiring stockholder approval by simple majority vote. Our directors and officers, in the aggregate and including stock options, own beneficially 12,835,200 shares of common stock, or of our outstanding shares, and this will not be affected by this offering.

If our employees and affiliates exercise their stock options and other rights to
--------------------------------------------------------------------------------
acquire common stock, your proportionate interest will be diluted and we may not
--------------------------------------------------------------------------------
be able to raise additional capital on the most favorable terms.
----------------------------------------------------------------

         Our directors, officers, employees, or affiliates may exercise stock options or conversion rights to purchase common stock which would result in the dilution of your proportionate interest in us. Our directors, officers, employees, and affiliates will have the opportunity to profit from any rise in the market value of the common stock or any increase in our net worth. Holders of our convertible debentures and warrants have rights to acquire a substantial and indeterminate number of shares of common stock, and the common stock underlying those rights is being registered for resale to the public under federal law. Additionally, if the holders of the convertible debentures exercise their conversion right immediately after a significant decrease in the market price of the common stock, stockholders could suffer substantial dilution, because the conversion rate is inversely proportional to the recent average market price.

         The exercise of the options or conversion rights also could adversely affect the terms on which we can obtain additional capital. For example, the holders of stock options or conversion rights could exercise them when we could obtain capital by offering additional securities on terms more favorable to us than those provided for by the rights. The stock options or conversion rights may be exercisable at prices below the market price for the common stock on October 18, 1999. See "Executive Compensation".

Your investment may have limited  liquidity if an active trading market does not
--------------------------------------------------------------------------------
develop or continue.
--------------------

         Your purchase of our common stock may not be a liquid investment because our securities trade over the counter with quotes on the Bulletin Board. You should consider carefully the limited liquidity of your investment before purchasing any shares of our common stock. We have no obligation and no plans to apply for quotation of our common stock on the Nasdaq Stock Market or for listing of our common stock on any national securities exchange. Factors such as our limited earnings history, the absence of a reasonable expectation of dividends in the near future, and the fact that our common stock will not be listed mean that there can be no assurance that an active and liquid market for our common stock will exist at any time, that a market can be sustained, or that investors in the common stock will be able to resell their shares. In addition, the free transferability of the common stock will depend on the securities laws of the various states in which it is proposed that a sale of the common stock be made.

Our Stock Price May be Highly Volatile and Subject to Wide Fluctuations.
------------------------------------------------------------------------

         The market price of our common stock may be highly volatile and subject to wide fluctuations in response to quarterly variations in operating results, losses of significant customers, announcements of technological innovations or new products by us or our competitors, changes in financial estimates by securities analysts, lack of market acceptance of our products and services, or other events or factors, including the risk factors described herein. In addition, the stock market in general, and the technology stocks in particular, experience significant price and volume fluctuations that are often unrelated to a company's operating performance. As with any public company, we may be subject to securities class action litigation following periods of volatility in the market price of our securities which could result in substantial costs and a diversion of management's attention and resources.

         Additionally, the sale of a substantial number of shares of common stock, or even the potential of sales, in the public market following this offering could deflate the market price for the common stock and make it more difficult for us to raise additional capital through the sale of our common stock. As of October 25, 1999, we had 28,741,358 shares of common stock outstanding. Shares in the amount of up to the 15,900,000 offered hereby will be freely tradable without restrictions under the federal securities laws. An additional 3,578,000 shares sold under an exemption from registration provided by Rule 504 promulgated under the Securities Act of 1933 and 10,000,000 shares registered under an SB-2 effective on February 16, 1999, are freely tradable. All of the remaining shares are "restricted securities" as that term is defined by Rule 144 promulgated under the Securities Act of 1933, and will be eligible for sale in compliance with Rule 144 after they have been held for one year. There can be no assurance that an active trading market for the common stock will develop or be sustained after this offering. See "Shares Eligible for Future Sale".

Government Regulation May Impair Our Profitability and Restrict Our Growth.
---------------------------------------------------------------------------

         State and federal telecommunications and penny stock regulations could limit our ability to achieve profitability and to grow. These changes may be retroactively applied and are not within our control. Telecommunications companies are subject to regulation by the Federal Communications Commission. Conventional telephone companies are currently pushing the FCC to regulate providers of computer software products that enable voice transmission over the Internet, arguing that these companies are operating as common carriers. If this argument is successful, we will be subject to various regulatory requirements and fees. The FCC has advised Congress that it may, in the future, regulate Internet protocol telephony services as basic telecommunications services. Conventional telephone companies are also lobbying Congress to impose tariffs that would impact customer use of our products and services. In addition, several states are studying the imposition of access charges for Internet telephony providers.

         In addition to telecommunications regulation, the growing popularity and use of the Internet has led to increased regulation of communication and commerce over the Internet. The United States and other countries have enacted laws to regulate user privacy, pricing, and the characteristics and quality of Internet products and services. We are unable to predict the impact, if any, that future legislation, legal decisions, or regulations concerning the Internet may have on our business, financial condition, or results of operations.

         We are subject to additional regulation by the Securities and Exchange Commission under its rules regulating broker-dealer practices in connection with transactions in "penny stocks," and this type of regulation may reduce the level of trading activity or your ability to sell the common stock. Penny stocks generally are equity securities with a price of less than $5.00 that are not registered on certain national securities exchanges or quoted on the NASDAQ system. The penny stock rules require a broker-dealer, prior to a transaction in a regulated penny stock, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide information concerning his compensation for the penny stock purchase, current prices of the penny stock, and a special written determination that the penny stock is a suitable investment for the purchaser. See "Business -- Regulation".

You Should Not Rely On Historical  Results of Operations as  Indications  of Our
--------------------------------------------------------------------------------
Future Performance.
-------------------

         Our historical results of operations are not accurate indications of our future performance. Our annual and quarterly results of operations fluctuate significantly due to, among other factors, the volume of revenues generated by our strategic partners from sales of products and services incorporating our technology or products, the mix of distribution channels used by us, the timing of new product announcements and releases by us and our competitors, and general economic conditions. There can be no assurance that our future revenues and profits will exceed our past performance. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

Our computer systems,  or those of our strategic  partners,  service  providers,
--------------------------------------------------------------------------------
suppliers, or customers, may not operate properly on year 2000-sensitive dates.
-------------------------------------------------------------------------------

         The year 2000 problem, if not corrected, could significantly disrupt our operations. We are particularly sensitive to these disruptions because we are heavily dependent on complex computer systems for most phases of our operations. Our partners, service providers, suppliers, and customers are also heavily dependent on computer systems. If any of our customers suffer a computer system failure due to year 2000 problem, they may not be able to use some of our services.

         The year 2000 issue common to most companies concerns the inability of certain software and databases to recognize the year 2000 and other year 2000-sensitive dates. These disruptions could include events ranging from electrical or water failure to computer systems failure, with any of these events potentially resulting in a cessation of our activities until the problem is resolved. A failure of any of our current systems, the failure to implement or integrate new systems without difficulty, if at all, the failure of any new systems, or the failure to upgrade systems as necessary could have a material adverse effect on our financial condition and results of operations. We are reviewing our computer systems and operations to identify and determine the extent to which any systems will be vulnerable to potential errors and failures as a result of the year 2000 problem. See "Information Systems and the Year 2000".

              CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

         Some of the statements in this prospectus under the captions "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Plan of Operations," "Proposed Business of Access Power," and elsewhere in this prospectus are "forward-looking statements." Forward-looking statements include, among other things, statements about the competitiveness of the telecommunications industry, our plans and objectives for future operations, the likelihood of our success in developing and expanding our business, potential regulatory obligations, and other statements that are not historical facts. The forward-looking statements included herein are based upon a number of assumptions and estimates, which are inherently subject to significant uncertainties, many of which are beyond our control. When used in this prospectus, the words "anticipate," "believe," "estimate," or similar expressions generally identify forward-looking statements. Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These factors include, among other things, the risks set forth in the "Risk Factors" section beginning on page 6.

                                 CAPITALIZATION

         The following table shows our short-term debt, long-term debt, and capitalization as of September 30, 1999, and pro forma as adjusted to reflect
(1) the issuance on September 30, 1999, of 6% convertible debentures with a face amount of $1,000,000, (2) the conversion subsequent to September 30, 1999, of the 6% convertible debentures at a conversion rate based on a $0.282 market price for the common stock (average of the lowest three bids during the twenty-two business days before conversion) into shares of common stock, (3) the exercise of a warrant to purchase 200,000 shares of common stock at an exercise price of $0. 42 per share, and (4) the issuance of shares of common stock subsequent to September 30, 1999. This table should be read in conjunction with our Financial Statements and the related Notes thereto contained elsewhere in this prospectus.

                                                                                            SEPTEMBER 30, 1999
                                                                                     -----------------------------
                                                                                       ACTUAL           PRO FORMA
                                                                                                       AS ADJUSTED
                                                                                     -----------------------------
Current portion of long-term debt and capital lease
   obligations <F1>.............................................................     $    93,068      $    93,068
                                                                                     -----------      -----------

Long-term obligations, less current portion <F1>................................     $ 1,000,000

Stockholders' equity:
Preferred Stock, par value $0.001 per share,
 10,000,000 shares authorized; 3,952 shares of Series B
 preferred stock issued and outstanding; 3,952 shares of
 Series B preferred stock issued and outstanding as
 adjusted .....................................................................            --               --

                                                                                               4                4

Common stock, par value $ 0.001 per share,
 40,000,000 shares authorized; 27,451,358 shares
 issued and outstanding; 39,108,814 shares issued
 and outstanding, as adjusted .................................................           27,452           39,109
Additional paid-in capital .....................................................       3,898,025        4,578,986
Retained earnings (deficit) ....................................................      (4,224,295)      (4,224,295)
                                                                                     -----------      -----------
    Total stockholders' equity (deficiency) ....................................        (298,814)         393,804
                                                                                     -----------      -----------
     Total capitalization ......................................................     $  (794,254)     $   486,872
                                                                                     ===========      ===========

<F1> See Note 3 of Notes to Interim Financial Statements for additional information relating to our debt.


                                 DIVIDEND POLICY

         We have not declared or paid any cash dividend on our common stock in the past, and the Board of Directors intends to continue a policy of retaining future earnings to finance our growth and for general corporate purposes. Therefore, we do not anticipate paying any cash dividends on common stock in the future.

                           CERTAIN MARKET INFORMATION

PRICE RANGE OF COMMON STOCK

         Our common stock is traded over-the-counter and quoted on the Bulletin Board under the symbol "ACCR" on a limited and sometimes sporadic basis. Quoting began in December of 1997. The reported high and low bid prices for the common stock are shown below for the indicated periods through September 30, 1999. The prices presented are bid prices that represent prices between broker-dealers and do not include retail mark-ups and mark-downs or any commission to the broker-dealer. The prices do not necessarily reflect actual transactions. As of September 1, 1999, there were approximately 294 stockholders of record of the common stock.

                                                             Bid
                                                             ---

                                                        Low       High
                                                        ---       ----

1998
----
First Quarter                                          $0.81      $1.38
Second Quarter                                         $1.38      $4.06
Third Quarter                                          $0.53      $2.19
Fourth Quarter                                         $0.22      $0.75

1999
----
First Quarter                                          $0.08      $0.33
Second Quarter                                         $0.12      $1.56
Third Quarter                                          $0.30      $0.79



                                    BUSINESS

         We were incorporated in 1996 to offer Internet-based communications products and services in the United States and international markets. We were one of the first companies to offer a way to transmit voice and multi-media communications over the Internet, a service commonly referred to as Internet protocol telephony. Our voice-over-Internet service integrates traditional telephone functions with advanced Internet-based communications technology. Our technology offers users new and less expensive ways to communicate long distance over the Internet without dependence on traditional long distance telephone lines. Calls can be made to regular telephones or personal computers from either a PC or a regular telephone. Calls from a PC to a telephone can be originated from anywhere in the world over the Internet to one of our servers, and then through traditional telephone lines to a regular telephone anywhere in the United States, Canada, and Puerto Rico. Telephone-to-telephone calls may be originated from anywhere in the United States and terminate anywhere in North America, Puerto Rico, Brazil, Chile, Columbia, Venezuela, Costa Rica, Aruba, the Bahamas, the Dominican Republic, United Kingdom, Bermuda, British Virgin Islands, Cayman Islands, U.S. Virgin Islands, twenty-seven European countries, and thirteen countries in Africa, Asia, and the Middle East. See "Management's Discussion and Analysis".
0
         Industry Background
         -------------------

         Historically, long distance telephone services have been offered through public switched telephone networks utilizing traditional telephone lines, a well-established and generally good quality service. In recent years, however, the Internet's developing technology, unprecedented popularity, and commercialization have accelerated the integration of technologies involving computers and telephones. This commercial integration has led to a new sector in the communications industry, generally referred to as computer telephony or Internet telephony, which has developed a less expensive and more workable method of telecommunication over the Internet. This alternative to traditional telephone communication was developed from applications introduced in the early 1990s allowing standard commercial transmission of voice and audio using Internet protocols. This technology enables multi-media personal computer users to converse over the Internet. Companies that offer Internet telephony services and products are generally referred to as Internet telephony service providers. The global marketplace is quickly becoming familiar with the Internet and its value as a communications mechanism. Service providers are expanding the Internet and users are demanding enhanced services including voice, audio, and video transmissions. Companies have invested millions of dollars to develop new and enhanced applications to improve the service quality and lower implementation costs.

         The Internet protocol telephony technology is superior to traditional long distance telephone services in several ways. First, voice and message traffic through traditional telephone systems is subject to tariffs, making traditional telecommunication more expensive than Internet telephony. Second, Internet protocol telephony has superior capability than traditional telecommunications technology for innovative features such as interactive document and data sharing and multi-media data transmissions.

         Voice-over-Internet protocol service is a significant development in the growing Internet industry. New applications are being developed every day. The cost of computer processing is decreasing and customer demand is increasing. Internet protocol systems are more economical, have more features, and may become more reliable than traditional mechanisms. They will allow companies to act faster and close the gap between themselves and their customers, employees, and vendors.

The Access Power Solution
-------------------------

         We are developing our Internet-based telephony network, Access Power Advanced Communications(TM),and service, Net.Caller(TM), to provide a domestic and international communications network that allows customers to place calls through the Internet using traditional terminal equipment and PCs. Unlike traditional long-distance telephone systems that use switch based systems, we use the Internet as the backbone to complete the long distance connection. This eliminates the fees associated with long distance carriers, because Internet-based communication is not subject to tariffs. Our service allows users to place long distance calls from their PC to an enabled PC for free, or from their PC to a regular telephone at a significantly lower cost than traditional long distance services. Advanced Communications customers can take advantage of the cost savings associated with the Internet-based telephony service even without a PC by placing a regular telephone-to-telephone call through our network of gateway servers.

         In addition to the cost savings associated with Internet telephony, our customers have the ability to use services that are not available from traditional public switched telephone networks. Such services include voice-enabled websites, interactive document and data sharing, and multi-media data transmissions, including video capability. Accordingly, regional and multinational corporations can use a single network to integrate voice and data transmissions, thus realizing low cost interoffice communication through Internet protocol telephony.

         We are committed to establishing a worldwide network to provide alternative long distance service and new Internet protocol telephony-based services. Our gateway servers which are deployed at strategic geographic locations will serve as a bridge for communications traffic to or from customers in those geographic locations between the public switched telephone network and the Internet. The gateway server converts voice transmission to data packets, using less bandwidth and eliminating separate voice network costs. Communications traffic from or to standard telephone equipment (such as in phone-to-phone and PC-to-phone calling) involves local telephone pathways and, for those destinations not currently served by a local gateway server, traditional long distance lines (usually through a wholesale arrangement) at each end with the Internet as the pathway in between.

Products and Services
---------------------

         Our voice-over-Internet protocol network, Access Power Advanced Communications(TM), integrates traditional telephone functions with advanced Internet-based communications technology. This service enables users to communicate over the Internet from a PC to a regular telephone or from a regular telephone to another regular telephone with a significant reduction in costs over that of traditional telephony. Through this service, a user can place long distance telephone calls from a PC anywhere in the world over the Internet to telephones in any area where Access Power terminates calls. Currently, we have such service available for calls to telephones in the United States, Canada, and Puerto Rico. At this time, telephone-to-telephone calls may be originated from anywhere in the United States and can be terminated anywhere in North America and over fifty foreign countries.

         To complement our service, we offer our customers two third-party software products: Internet Phone for Access Power and Net.Caller(TM). Either software package will enable customers to complete long distance communications using PCs that are multi-media configured, with a microphone and sound system. The Internet Phone for Access Power is a multi-featured software package and Net.Caller(TM) is a more basic calling utility that can be downloaded free of charge from our web site.

Phone-to-Phone

         We offer long distance service from anywhere in the United States to a regular telephone anywhere in North America and over 50 foreign countries. Customers can register for the service on our web site or call our office and provide the required credit information, after which they are assigned a password. To use the service from within one of our service areas, the customer simply dials the gateway from a telephone (a local call number), enters the password, and then dials the long distance number in the usual way. Customers are not required to own computer equipment of any kind nor do they need their own Internet access to use our Phone-to-Phone service. Billing is performed at the beginning of each month by charging the customer's credit card. We charge our Net.Caller Phone-to-Phone customers a flat rate of $49.00 per month for unlimited usage for calls made to anywhere in the continental United States. Our customers pay a per-minute fee for calls made to other areas.

Personal Computer-to-Phone

         Access Power's PC-to-phone service offers customers the ability to call a regular telephone utilizing software installed on their multi-media PC. To initiate the service, a customer registers on our web site and downloads either Net.Caller or Internet Phone for Access Power software.

         Net.Caller(TM)

         Net.Caller software is a product that has been developed as a modified or more simple version of Internet Phone by VocalTec, the owner and developer of both software programs. It is designed for our customers who only need the basic PC-to-phone use. Net.Caller software is free of charge and can be downloaded from our web site from anywhere in the world. Net.Caller customers pay a flat rate of $10 per month, with three months paid in advance, for unlimited calls. Customers submit an order form to us including payment or credit card information for billing. When the order is processed, we e-mail or mail a confirmation letter including activation codes for the customer to enter into the Net.Caller software that they downloaded from our web site.

         Internet Phone for Access Power

         The Internet Phone for Access Power functions like a traditional telephone, but uses software as the dialing mechanism. The software installation is simple and enables users to engage in long distance voice communications between multi-media PCs anywhere in the world. The only cost to the user is the cost of the software plus the user's standard Internet access fee. More importantly, the software also enables users to place calls from their PCs to any regular telephone.

         The software is simple to use. The customer dials his local Internet service provider and, upon connecting to the Internet, the software will cause an icon to appear on the monitor. The user may double click on the icon to proceed to join PC-to-PC community chat rooms, create private rooms, dial directly to another PC, or call a regular telephone using the Advanced Communications network. There are currently no access or tariff charges other than the monthly charge from the user's Internet service provider.

         The Internet Phone for Access Power has the following features:

          o allows customers to communicate with users of traditional telephone equipment through the Advanced Communications network;
          o    call waiting, muting, holding, identification, and screening;
          o full-duplex capabilities that enable real-time, two-way conversations with Internet Phone users worldwide;
          o    voice mail;
          o    conference calling;
          o direct calling allows the option of bypassing chat rooms to speak directly with an individual; and o live motion video (no additional hardware is required to receive video).

         e-button(TM)

         The e-button software will provide tremendous electronic commerce benefits to any company with a traditional call-center. This technology allows consumers viewing a company's web site to click the e-button icon which will instantly dial a designated representative of that company, usually someone providing sales or support services. The software is a browser plug-in that is quickly and automatically downloaded and installed upon the first attempt to use it. Once installed and in use, information or web pages can easily be pushed over the Internet to the caller by the company's representative.

Strategy
--------

We believe a significant commercial opportunity is emerging from the application of Internet-based products and services to the transmission of voice, video, and facsimile through the use of packetized Internet protocol networks. Access Power's objective is to be one of the world's leading providers of international Internet protocol telephony products and services. Our strategy to achieve that objective includes the expansion of our international Internet protocol telephony network through joint venture partnerships and other business relationships in the targeted regions; the leveraging of the network and its inherent low operating costs to provide discount retail and wholesale international calling services; the exploitation of new technology including Net.Caller and e-button; and the continued development of enhanced products and services that utilize our international Internet protocol telephony network. We intend to capitalize on our officers' and principal employees' extensive backgrounds to develop unique services that differentiate us from our competitors and that enhance our customers' communications experience.

Net.Caller

         In April of 1999, we introduced our Net.Caller PC-to-Phone telephony service. Customers can use the Internet Phone for Access Power software, VocalTec's Internet Phone 5 software, or our free Net.Caller software to utilize the Net.Caller service. Customers need a multi media personal computer and Internet connection to use the service. Customers from anywhere in the world can place calls to a regular telephone in the United States, Canada or Puerto Rico. Customers pay $10.00 per month for unlimited usage.

         On September 1, 1999, we began selling a flat-rate unlimited usage telephone-to-telephone service under the tradename Net.Caller(TM) Phone-to-Phone. Net.Caller Phone-to-Phone customers place calls using traditional telephony equipment. Calls may be placed from anywhere in the United States to anywhere in the continental United States. Calls made to areas outside of the continental U.S. are billed on a per minute usage basis.

         The Net.Caller service is primarily being marketed from our web site. We are also enacting an aggregated marketing strategy by providing banner advertisements to other web sites through the Net.Caller Affiliate Program. Companies with web sites join the program and we provide them with a banner ad exposing the Net.Caller service to people who are viewing the particular web site. When the person viewing the banner clicks on the ad they are provided with information and an opportunity to order the service. When Access Power acquires a customer as a direct result of the affiliate web site banner ad the Company pays the affiliate a commission.

Expand Net.Caller Service to International Markets

         We have entered an agreement with Lycos-Bertelsmann GmbH that designates us as a premier partner of Lycos. Lycos-Bertlesmann will be promoting the sale of Net.Caller to it's Pan-European customer base through the strategic placement of banner ads, promotional buttons, text links, and other hyperlinks on highly active Lycos web pages.

Leverage the Low Operating Costs of Our Network

         Internet protocol telephony calls are treated as data communications and are not subject to expensive access fees like standard long-distance calls. This is especially significant when it comes to international calls, where extra fees can be a significant addition to the cost of a call. Our technology will enable us to offer international calling at reduced costs to customers. We anticipate that joint ventures and other business relationships we intend to create overseas will focus on marketing and selling our services in the international market.

         We feel that the future of telecommunications is in the value of the enhanced services a provider offers and that long-distance telephony as we know it today will become a low-priced commodity. We believe that this premise will propel Internet telephony into the mainstream of communications. Internet telephony by definition operates within computers, a medium that allows for the development of sophisticated user applications that will differentiate Internet protocol telephony from traditional telephony systems.

         The cost structure of our Internet telephony network also allows us to offer wholesale rates at prices below standard telephony carriers. Targeted clients of our wholesale carrier services are web-based communications portals and international telephone companies wishing to expand their service offerings to their customer base. We believe we are well-positioned to offer low cost carrier services to such providers.

Exploit Net.Caller and the e-button

         We offer PC-to-Phone service whereby calls can be originated from a multi-media PC from anywhere in the world and terminate in the United States, Canada, or Puerto Rico. We intend to extend the areas to which customers using the Net.Caller service can place calls.

         Our strategy includes re-selling certain third-party software that we intend to market to our customers under the trademarked "e-button" name. We believe this product is the best of its kind available in the marketplace today. Its small size makes it quick to download, and the software installs automatically.

Customer Service
----------------

         We believe customer service is one of our greatest strengths. Our customer service organization's leadership team consists of proven professionals who have managed customer care for demanding companies. Our sophisticated database and account tracking allows true "one-to-one" service fulfillment and customer communication.

         Access Power's operations and customer service includes a call center and e-mail response as well as the mailing of correspondence. The call handling customer support systems have been developed in-house and reside on our web site, allowing customers to access individual usage details and frequently asked questions and answers. The representative and the customer may jointly access our home page for information on topics of interest. Additionally, we have contracted with VocalTec to provide technical support for the Internet Phone for Access Power.

         We have simplified the traditional telephone billing process. Our customers are primarily charged a flat rate for unlimited usage. Itemized billing or usage statements are available to customers via our web site, and written invoices are available upon request.

Competition
-----------

         We have nearly three years of experience building and fine-tuning one of the first Internet protocol telephony networks in the United States. Because of our experience, we believe that we have the ability to deploy our technology at a faster rate and with less missteps than other Internet telephony companies. We have basic billing capabilities in place and are developing more sophisticated billing capabilities to accommodate the more complex commercial transactions in which we intend to engage. We have network management tools and a secure web site capable of taking new account orders in real-time.

         We believe our competitive strength lies in being first to market with Internet protocol telephony services. We also believe we are likely to move faster than a giant telephone company. We believe that our status as a developmental company with low overhead allows us to offer highly competitive prices to consumers, such as the Net.Caller PC-to-Phone service cost of $10 per month for unlimited usage. To fully develop the market and establish momentum to capture market share, we have to aggressively build our customer base now. We must expand our network so that it can handle higher volumes of traffic, and we might reduce dependency on traditional long distance telephone lines to complete calls to protect margins. To grow our customer base, we believe we also need to further develop our customer acquisition programs, such as the arrangement that the Lycos-Bertelsmann agreement provides.

         We may face direct competition, such as other companies that offer Internet protocol telephony services, or indirect competition, such as companies that offer traditional or other alternative long distance telephony services.

         Most companies currently offering Internet protocol telephony to their customers are either small start-up companies or Internet service providers looking for enhanced services primarily designed to maximize customer retention in support of their core business.

         We believe that the most developed Internet telephony service providers in today's market are Net2Phone, Inc. (www.net2phone.com) and Delta Three (www.deltathree.com). Net2Phone and Delta Three were spawned from established long distance companies who were committed to Internet protocol telephony as an important element of their future business. Both companies seem to rely heavily on their ties to the traditional long distance business to make the personal computer-to-phone market viable. Net2Phone conducted a significant public offering of its common stock this year.

         Additional direct competitors include ICG Communications, IPVoice.com, iBasis, and ITXC. All of these companies route voice traffic worldwide over the Internet.

Sales and Marketing
-------------------

         Our market includes residential and business users of advanced communications products and services. The services include phone-to-phone, PC-to-phone, and PC-to-PC communications. Access Power's current pricing for service is very competitive and we are poised to balance new product introductions with consumer demands and expectations.

         The primary target market for these products and services are the millions of consumers and business owners, from small businesses to corporations, using the Internet. Currently the sales initiative is directed toward Net.Caller PC-to-Phone service customers. Our marketing efforts focus on aggregating a strong community of affiliates who display one of the Net.Caller banner ads on their web site soliciting the viewer to order Net.Caller. We pay the affiliate a commission based on customers who order Net.Caller from the affiliate's web site.

         The extent to which we are able to offer low communication transmission rates affords us the opportunity to enter the wholesale arena as well as the retail market. By building partnerships and affiliations with international resident partners, we will be able to control our own network while benefiting from the regional awareness and marketing of our partners.

         The target market for our PC-to-Phone service is the worldwide Internet user base. Nua Ltd. estimates that the number of worldwide users on-line will increase from approximately 98 million in 1997 to approximately 350 million by 2005. The broader ancillary target for the phone-to-phone service is traditional phone users.

         e-button will be sold to businesses that have a web site and call center. According to Yahoo!, as of October 27, 1999, there were over 518,000 business-oriented webpages worldwide. Many of these businesses also have a call center for customer service, sales, or technical support. We aim to capture a significant portion of this business market for sales of the e-button product.

Electronic Commerce and Internet Telephony
------------------------------------------

         One of the key indicators for our growth may be the development of the Internet and electronic commerce. The Internet has grown at a rapid pace over the last several years, and we believe commercial transactions on the Internet have steadily increased over that time period. According to International Data Corporation, Internet users purchased over $50 billion worth of products and services during 1998. ActivMedia estimates that the amount of Internet-generated revenue will increase to approximately $1.2 trillion in 2002.

         e-button will create new options for the way Internet users conduct commerce by providing less costly, more sophisticated communications support. According to Nua Ltd., twenty-four percent of American companies sold their goods and services on-line in 1998, and that statistic is projected to more than double to fifty-six percent during 1999. The Association of National Advertisers says that as of mid-1999, forty-four percent of United States companies are selling on-line. We have established a web site for our own e-commerce. Customers simply provide credit card information to order products and services.

         Using the World Wide Web maximizes our ability to sell our products and services twenty-four hours a day, 365 days a year, while minimizing the need for direct sales contact. Currently, our customers come to our web site through Internet search engines and Internet hyperlinks. Transactions transpire and payment is procured on-line, reducing the ultimate cost of the sale. With the web site as our storefront, our overall sales expenses of ours are decreased.

         According to a February of 1999 Piper Jaffray report, revenue estimates in the services segment of the Internet telephony industry were $119 million during 1998 and are expected to be $8.6 billion in 2003, a compounded annual growth rate of 168% between 1997 and 2003.

End User Market
---------------

         The personal computer user is generally higher than average in income and education, younger, and considered "independent" and a "trendsetter." The most sought-after segment in this group is the "digital citizen"; that is, those "super connected" with a PC, Internet access, and at least one other personal telecommunications device (e.g., pager, cellular telephone, laptop, etc.). We believe, based on our research, that this is a group committed to communicating on the Internet. A Nielson NetRatings report states that during June of 1999, the United States home Internet audience totaled 105.3 million, and Mediamark Research Inc. indicates that 64 million United States adults are regular (once a month) Internet users. The United States Department of Commerce reports that 80 million Americans and 200 million people worldwide are connected to the Internet. The International Data Corporation and Gartner Group reported that second quarter of 1999 global PC sales grew over the same period in 1998 by approximately twenty-seven percent to more than 25 million units.

The Small Office/Home Office Market

         We believe the small office and home office market segment accounts for a significant portion of new company formations. We also believe that the evolution of "work life" will continue to expand the small office and home office market as corporations attempt to reduce operating costs and improve productivity with telecommuting and "virtual offices." We feel self-employment will continue to grow as a result of downsizing and outsourcing and as individuals become less dependent on traditional career paths. The changing workplace demands rapid telecommunications advancement, and the small office and home office segment is believed to be currently using the Internet in large numbers. The International Data Corporation states that the small office and home office market purchased $51.1 billion on high-tech goods during 1998.

International Markets

         International opportunities are especially attractive to us. International growth of the Internet is believed to have surpassed that of the United States and, by the year 2001, it is projected that the international market will comprise a majority of Internet telephony usage. Internet telephony's cost savings through the avoidance of "settlement fees" will play a part in this rapid expansion. Settlement fees are tariffs that foreign telephone companies charge for access to their domestic networks. We believe that the biggest near-term revenue opportunities exist in the international markets. A June 22, 1998, report by Datamonitor, a global strategic market analysis company, indicates that the international voice market in particular presents a huge opportunity for Internet telephony service providers. Profit margins are high for these services. The report also indicates that Internet protocol telephony will account for over ten percent of international telephony traffic in Europe and the U.S. by the year 2002. Telegeography, an industry research firm, estimates that the international long distance service market will reach $79 billion by 2001.

Facilities
----------

         Our headquarters, executive offices, and customer service center are located in facilities consisting of approximately 1,800 square feet in a 13,500 square foot office building in Ponte Vedra Beach, Florida. We entered into a three-year lease in September of 1997 which includes two successive extension options and first right of refusal on 2,000 square feet of vacant contiguous space. Access Power will pay approximately $3,000 per month rent under this lease during 1999. We believe the office space is adequate for our current needs and could easily be replaced with other suitable accommodations.

         We maintain our server hardware through co-location arrangements with local exchange carriers at locations where we desire to maintain equipment. These facilities must be climate controlled and offer the necessary telephone and electrical power services, but we believe such facilities are generally available from more than one source.

Employees
---------

         As of September 30, 1999, we engaged ten full time employees.

Litigation
----------

         On October 20, 1999, NetSpeak Corporation filed suit against Access Power, Inc. and Glenn Smith, its President, in the Circuit Court of Palm Beach County, Florida, seeking damages in excess of $15,000 in connection with an alleged breach by the Company of its payment obligations under a Purchase and Sale Agreement between the Company and NetSpeak Corporation for the provision of goods and services by NetSpeak Corporation to the Company. Mr. Smith is joined as a defendant under a Guaranty Agreement in connection with this transaction. NetSpeak Corporation is seeking payment of approximately $1,086,000 plus interest from August 17, 1998. The Company and Mr. Smith intend to vigorously defend against these claims. The costs of defending against this suit could be harmful to the Company's financial condition. A judgment against the Company in the amount claimed, if the Company were to be unsuccessful in its defense, at this time would have a material adverse effect on the Company and its financial condition.




                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


         THE FOLLOWING DISCUSSION OF OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND NOTES THERETO AND THE OTHER FINANCIAL INFORMATION INCLUDED ELSEWHERE IN THIS PROSPECTUS.

Plan of Operation
-----------------

Overview

         Access Power, Inc. was formed in 1996 to offer Internet-based communications products and services in the U.S. and international markets. We are creating a network of Internet telephony gateway servers and Internet protocol and public switched telephone network circuits to provide voice and multimedia communications services, more commonly referred to as Internet protocol telephony.

         From our inception, we have devoted most of our efforts to technical analysis, development, procurement, implementation, testing, and the establishment of the corporate and technical policies and procedures necessary to support our business requirements. We are a development stage operation.

         Our Internet protocol telephony gateway network allows us to offer competitive call rates while providing premium communications features. Access Power products and services are based on PC-to-PC, PC-to-Phone, and Phone-to-Phone communications. Customers anywhere in the world can use a PC and software obtained from us to place unlimited calls to telephones anywhere in the United States, Canada, and Puerto Rico for $10 per month. In addition, customers in the United States can make unlimited calls with their telephone to another telephone anywhere in the continental United States for $49 per month and call anywhere in Alaska, Hawaii, Canada, and the United Kingdom for 7 cents per minute. Calls to over fifty other countries are 29 cents per minute.

         We are a reseller of third party PC telephone software called Internet Phone, and we are having a software product called "e-button" developed for marketing to companies with Web sites. The e-button is an icon residing on a Web site that connects a consumer browsing a Web page to a company's call center. This technology allows corporate customers to voice-activate their Web site, connecting consumers directly with sales departments, customer service or technical support.

         While in our start-up and current development stages, we tested and preliminarily introduced certain products and services new to both us and the communications industry. To date, we have not realized revenues from sales of any products or services in amounts necessary to support all of our cash operating needs.

Expansion Plans

         We believe we must expand our gateway network capacity and our customer base to achieve profitability.

         We intend to expand our network and customer base internationally through affiliates and other business relationships, such as the relationship defined by the Lycos-Bertelsmann agreement. Such expansion will increase our revenues without causing us to incur significant capital expenditures.

Software Sales

         To date, we have realized only small revenues from the resale of software to our customers, and we do not expect such sales to become a significant source of profit in the future. During the next year, however, we intend to begin marketing the e-button software, and we expect to realize a fair amount of revenues from those sales.

Marketing

         We have recently begun our effort to market our products and services. We have implemented a public relations and marketing campaign along with establishing arrangements with web-based communications portals. Public relations and certain marketing is expected to cost $15,000 in cash and stock with a market value of approximately $320,000.

Raising Capital

         We have recently sold 6% convertible debentures in the face amount of $1,000,000 to an investor. In addition, the investor purchased a warrant to purchase an additional $1,000,000 of debentures on the same terms. We are of the opinion that if the warrant is exercised then the aggregate proceeds would be sufficient to fund us for the next twelve months while we deploy our domestic and international networks.

TWELVE MONTHS ENDED DECEMBER 31, 1998, COMPARED TO PRIOR PERIODS

         Revenues  and Costs of  Revenues.  We  realized  no  revenues  from our
         -------------------------------
inception through the end of fiscal year 1997. Through the twelve months ended December 31, 1998, revenues increased by $267,950 due to the initial fees received related to our Canadian venture ($24,000), the sale of equipment to that venture ($188,092), and other sales and services ($55,858). The Canadian venture has since been terminated by mutual agreement of the parties.

         Expenses.  Product development and marketing expenses were $731,672 for
         -------
the twelve months ended December 31, 1998; an increase of more than 2,100% over such expenses for the twelve months ended December 31, 1997. General and administrative expenses increased $924,080 or 236% from $391,250 for the twelve months ended December 31, 1997, as the administrative structure was developed to serve customers being solicited. Payroll expense was the major portion of this increase as it totaled $525,471, an increase of $351,471 or 200%, from $174,000 at the twelve months ended December 31, 1997. Professional fees increased $205,616 from $59,023 for the twelve months ended December 31, 1997, to $262,639 for the twelve months ended December 31, 1998, primarily due to increased fees relating to equity financing.

PERIOD ENDED SEPTEMBER 30, 1999, COMPARED TO PERIOD ENDED SEPTEMBER 30, 1998

         Revenues and Costs of Revenues. We realized no revenue from the sale of
         ------------------------------
hardware and software in the three months ended September 30, 1998, compared to software sales of $1,050 in the three months ended September 30, 1999, and $9,450 during the nine months ended September 30, 1999, compared to $212,092 during the previous year. The revenue generated from sale of services increased $21,294 from $29,305 during the three months ended September 30, 1998, to $50,599 during the three months ended September 30, 1999. The revenue generated from sale of services increased $ 27,910 from $42,089 during the nine months ended September 30, 1998, to $69,999 during the nine months ended September 30, 1999.

         Expenses.  Product development and marketing expenses were $205,444 for
         --------
the three months ended September 30, 1999; a decrease of $ 133,215 or over 39% of such expenses from the three months ended September 30, 1998. Depreciation and amortization expense decreased $39,100, professional fees decreased $30,000. For the nine months ended September 30, 1999, product development and marketing expenses increased $141,504 or almost 20%. Professional fees for public relations accounted for $155,000 of this increase. General and administrative expenses increased $41,194 or 12% from $350,665 for the three months ended September 30, 1998. Legal and professional fees increased $20,000. Finder's fees increased $100,000. Payroll expense decreased $86,082. During the nine months ended September 30, 1999, general and administrative expenses increased $68,968 or 8% to $938,142 of which finder's fees increased $81,444.

LIQUIDITY AND CAPITAL RESOURCES

         Since our inception, we have financed our operations through the proceeds from the issuance of equity securities and loans from stockholders and others. To date, we have raised approximately $2,782,700 from the sale of common stock and preferred stock, and have borrowed approximately $1,400,000 from investors and stockholders. Funds from these sources have been used as working capital to fund the build-out of our network and for internal operations, including the purchases of capital equipment.

         We generated negative cash flow from operating activities for the period from inception (October 10, 1996) through September 30, 1999. We realized negative cash from operating activities for the nine months ended September 30, 1999, of ($1,035,308) compared to negative cash from operating activities of ($45,292) primarily due to faster payment being required by vendors than previously. Investing activities for the period from inception through September 30, 1999, consisted primarily of equipment purchases to build out the initial network. Investing activities in the nine months ended September 30, 1999, were $466,221 compared to $1,104,890 during the nine months ended September 30, 1998.

         The timing and amount of our capital requirements will depend on a number of factors, including demand for our products and services and the availability of opportunities for international expansion through affiliations and other business relationships.

         We expect to invest approximately $1,000,000 over the next twelve months in capital equipment and software for network expansion. We are performing ongoing cost benefit analysis to ensure that any existing under utilized equipment is made available for redeployment to prolong the necessity to acquire new equipment.

         We raised $100,000 in November 1998 from the sale of 100 shares of Series A Preferred Stock for $1,000 per share. In connection with this sale we also issued 60,587 shares of common stock as a finder's fee and recognized expense of $19,878 and an increase in capital stock of a like amount. We secured the services of an investment banker during December 1998. To retain the services and conserve cash, we issued 30,000 shares of stock and recognized an expenses of $10,000 and an increase to capital stock of the same amount.

         We raised $25,000 in December 1998 from the sale of 25 shares of Series A Preferred Stock for $1,000 per share. In connection with this sale, the Company also paid a professional services fee of $2,000 in cash.

         We raised $75,000 in January 1999 from the sales of a total of 75 shares of Series A Preferred Stock for $1,000 per share. In connection with one of these sales, we also issued 27,777 shares of common stock as a finders fee and recognized expense of $7,500 and an increase to capital stock of the same amount. We received $150,000 as a good faith deposit with the letter of intent and issued 1,500,000 shares of common stock in return to the investor.

         We issued 512,000 shares of common stock in exchange for a debt repayment and the interest due thereon in April 1999.

         We issued 1,295,000 shares of common stock upon the exercise of employee stock options for $632,700.

         We issued $1,000,000 of 6% convertible debentures in September of 1999.

         We have taken steps to reduce the monthly negative cash flow ("burn rate") and lessen the impact of the negative working capital position. The main step has been the reduction of payroll expenditures, by executives agreeing to defer pay until further financing is received, by not filling a resigned position, and by reducing hourly pay expenses. Our relations with our vendors are positive and include a strong credit history resulting in suppliers and vendors assisting us in reducing short term costs and extending payments. Burn rate reduction is also being achieved with the suspension of certain general activities and expenses including but not limited to travel, training, and public relations. While we believe that our cash used in operating activities will increase over the next year, near term cash flow reductions are being considered particularly in the main expense items of salaries and network management.

         Our financing activities for the nine months ended September 30, 1999, provided a net total of $2,353,564. Cash at the end of that period was $885,191. As of October 25, 1999, we had cash of $395,000 and working capital of ($423,800). We are currently expending approximately $125,000 per month, which amount includes monthly co-location costs or network infrastructure, systems maintenance and development, payments for equipment, general, and administrative costs.

         We need to raise additional funds through public or private financing. Any additional equity financing may be dilutive to our existing stockholders, and debt financing, if available, may involve pledging some or all of our assets and may contain restrictive covenants with respect to raising future capital and other financial and operational matters. The timing and amount of our capital requirements will depend on a number of factors, including demand for our products and services and the availability of opportunities for international expansion through joint ventures or other business relationships.

INFORMATION SYSTEMS AND THE YEAR 2000

         The Year 2000 Problem.

         The year 2000 issue confronting us and our suppliers, customers, customers' suppliers, and competitors centers on the inability of computer systems to recognize the year 2000 and other year 2000-sensitive dates. Many existing computer programs and systems originally were programmed with six-digit dates that provided only two digits to identify the calendar year in the date field. As the year 2000 approaches, these programs and computers will recognize "00" as the year 1900 rather than the year 2000. Like telecommunications product and service providers, our operations may be affected significantly by the year 2000 issue because our products and services significantly depend upon and center around computer systems. Software, hardware, and equipment, both within and outside of our direct control, and third parties with whom we electronically or operationally interface are likely to be affected. These third parties include customers and third party suppliers providing data processing, information systems management, computer system maintenance, and computer system components. If computer systems are not able to identify the year 2000, many computer applications could fail or create incorrect results. In addition, under certain circumstances, failure to address adequately the year 2000 issue could adversely affect the viability of our suppliers, creditors, and customers. If not adequately addressed, the year 2000 issue could ultimately have a significant adverse impact on our products, services, and competitive condition and, in turn, our financial condition and results of operations.

         Our Readiness.

         Since our inception, we have implemented solutions to the year 2000 problem as we have built our communication systems and developed our policies and procedures for both technical and administrative purposes. We believe we are in a high state of readiness regarding year 2000 and we are at minimal risk. As standard operating procedure we inquire as to the readiness of any customers and suppliers in handling potential year 2000 problems.

         Resources Allocated.

         Costs associated with year 2000 solutions are incorporated in all our computer administrative information systems and technical development. We do not foresee substantial direct or indirect costs associated with our implementation or any affiliates' implementation of year 2000 solutions.

         Contingency Plans.

         The worst anticipated year 2000 malfunction that we will face is temporary loss of power and other utilities and interruption of Internet services. In that case, our preliminary contingency plan will be to attempt to restore utilities and insure adequate records are available manually to minimize disruption and inconvenience to our customers. We believe, however, that our computer software and hardware systems will be substantially year 2000 compliant. There are no assurances that we and all of our key suppliers, customers, or third parties upon which we rely will completely address and solve the potential problem and by not doing so could result in an adverse material effect on the company, our financial condition, or results on operations.


                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         Our executive officers and directors and their ages as of October 28, 1999, are as follows:


             Name              Age   Position
             ----              ---   --------

    Glenn A. Smith              43    President, Chief Executive Officer, and
                                      Director

    Tod R. Smith                38    Chief Technology Officer, General
                                      Counsel, and Director

    Maurice J. Matovich         40    Chief Operations Officer and Director

    Howard Kaskel               53    Chief Financial Officer

         GLENN A. SMITH has served as our President, Chief Executive Officer, and a director since our formation in 1996. He has over twenty years experience in developing interactive systems and Internet-based businesses and services. From 1992 to 1996, Mr. Smith was self-employed as a developer of advanced computer telephony systems and services.

         TOD R. SMITH has served as our Chief Technology Officer and General Counsel since 1998, and as a director since 1997. Mr. Smith worked at AT&T as a Technical Staff member specializing in computer consulting and the development of software from 1988 to 1998.

         MAURICE MATOVICH has served as our Chief Operating Officer since 1998 and as a director since 1997. Mr. Matovich served as a manager at AT&T where he specialized in high-tech operations management, client relations, and stockholder relations from 1984 to 1997.

         HOWARD KASKEL has served as our Chief Financial Officer since 1998. Mr. Kaskel also is currently a limited partner with Tatum CFO Partners, LLP, a partnership of career chief financial officers. From 1996 to 1997, Mr. Kaskel served as the Chief Financial Officer of DeFalco Advertising and as the Chief Financial Officer of Pinnacle Site Development Inc. until joining us in 1998. He was a partner at Kaskel, Solowiei & Associates, a financial consulting firm, from 1993 to 1996, where he advised companies regarding acquisitions, divestitures, and business planning.

EXECUTIVE COMPENSATION

         The following table sets forth certain information regarding the annual compensation for services in all capacities to us for the years ended December 31, 1997 and 1998, with respect to our Chief Executive Officer:

                                                                                                 LONG-TERM
                                                                                               COMPENSATION
                                                                                                  AWARDS
                                                              ANNUAL COMPENSATION               SECURITIES
            NAME AND                                              COMPENSATION                  UNDERLYING
       PRINCIPAL POSITION                   YEAR                     SALARY                     OPTIONS(#)
       ------------------                   ----                     ------                     ----------
Glenn A. Smith, Chief                       1997                     $96,000                      100,000
Executive Officer

                                            1998                     $96,000                      100,000

STOCK OPTIONS

         The following table summarizes certain information regarding options to purchase common stock granted to the Chief Executive Officer during the year ended December 31, 1998. Access Power did not grant any stock appreciation rights in 1998.

                                       OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                (INDIVIDUAL GRANTS)

                                NUMBER OF              PERCENT OF
                               SECURITIES            TOTAL OPTIONS/
                               UNDERLYING             SARS GRANTED            EXERCISE OR
                              OPTIONS/SARS            TO EMPLOYEES            BASE PRICE           EXPIRATION DATE
          NAME                   GRANTED             IN FISCAL YEAR             ($/SH)             ---------------
          ----                   -------             --------------             ------
Glenn A. Smith                   100,000                  20%                    $0.11                 3/23/03


         The following table summarizes the number and value of unexercised options held by the Chief Executive Officer as of December 31, 1998. The Chief Executive Officer did not exercise any options in the year ended December 31, 1998.

                                                  FISCAL YEAR-END
                                                   OPTION VALUES

                                                 NUMBER OF SECURITIES
                                                UNDERLYING UNEXERCISED                  VALUE OF UNEXERCISED
                                                    OPTIONS/SARS AT                     IN-THE-MONEY OPTIONS/
                                                      FY-END (#)                         SARS AT FY-END ($)
         NAME                                  EXERCISABLE/UNEXERCISABLE              EXERCISABLE/UNEXERCISABLE
         ----                                  -------------------------              -------------------------
Glenn A. Smith                                        200,000 /0                            $12,000 /0 <F1>

<F1> This  value has been  calculated  based on the  average  of the last bid and asked price of the common stock as quoted on the Bulletin Board on December 31, 1998.

EMPLOYMENT AGREEMENTS

         We entered into an employment agreement with Howard L. Kaskel in September 1, 1999. The agreement provides that Mr. Kaskel will serve as our Chief Financial Officer on a part-time basis (four days per week) for $10,800 per month which includes a base salary of $9,000 and a retainer of $1,800 for Tatum CFO Partners, LLP, of which Mr. Kaskel is a partner. Additional days are paid at the rate of $660 per day. There is no cap on the additional salary that could be payable. The average maximum salary per month under the agreement (including the base salary and additional days) would be approximately $19,380. The agreement is terminable by us upon thirty days written notice with all payments required pursuant to the agreement to be paid on or before the termination date. Access Power does not have employment agreements with any other of our executive officers.

DIRECTORS COMPENSATION

         The directors have not received compensation for their duties as such, and we have no current plans to compensate directors for serving on the Board in the future.

STOCK INCENTIVE PLAN

         In June, 1997, we adopted our Stock Incentive Plan to provide selected employees and affiliates rendering services to us or our affiliates an opportunity to purchase our common stock. The Stock Incentive Plan promotes our success and enhances our value by linking the personal interests of participants to those of our stockholders, and by providing participants with an incentive for outstanding performance. Awards under the Stock Incentive Plan may be structured as "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended, for employees or as non-qualified stock options for any participant. The aggregate number of shares of common stock with respect to which options may be granted pursuant to the Stock Incentive Plan cannot exceed 2,500,000 shares.

         Incentive stock options are subject to certain limitations, including the requirement that such options be granted with an exercise price no less than the fair market value of the common stock at the date of grant and that the value of stock with respect to which the options are exercisable by a participant for the first time in any year may not exceed $100,000, based on the fair market value of the stock at the date of grant. In addition, incentive stock options may not be granted to employees who own more than 10% of the combined voting power of all classes of our voting stock, unless the option price is at least 110% of the fair market value of the common stock subject to the option and unless the option is exercisable for no more than five years from the grant date.

         The compensation committee of our Board of Directors has discretion to set the terms and conditions of options; including the term, exercise price, and vesting conditions, if any; to determine whether the option is an incentive stock option or a non-qualified stock option; to select the persons who receive such grants; and to interpret and administer the Stock Incentive Plan.

         As of the date of this prospectus, options to purchase an aggregate of 2,100,500 shares of common stock have been granted under the Stock Incentive Plan and were outstanding, including options for 400,000 shares of common stock issued to Glenn A. Smith. Mr. Smith's options have an exercise price of $0.11 per share for 100,000 shares, $0.54 per share for 100,000 shares, and $0.22 per share for 200,000 shares.

                       PRINCIPAL AND SELLING STOCKHOLDERS


         The table below sets forth certain information regarding the beneficial ownership of the common stock, as of September 30, 1999, by (i) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of our directors and the Chief Executive Officer,
(iii) all directors and executive officers as a group, and (iv) the selling stockholders. Unless otherwise indicated, each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned.

                                                 Shares Beneficially Owned Prior             Shares Beneficially
                                                         to the Offering                   Owned After the Offering

                                                                        Number
                                                                       of Shares
Beneficial Owner                                  Number    Percent   to be Sold             Number      Percent
----------------                                  ------    -------   ----------             ------      -------
Glenn A. Smith <F1>                               7,327,700    22.0%             0           7,327,700        17.0%
Tod R. Smith <F2>                                 2,290,000     8.0%             0           2,290,000         6.0%
Maurice Matovich<F2>                              2,100,000     7.0%             0           2,100,000         5.0%
Jimmy Dean Dowda                                    200,000        *       200,000                   -           -
Olympus Capital, Inc.                               852,627     2.2%       852,627                   -           -
Hyman & Ethel Schwartz                              584,386     1.5%       584,386                   -           -
Arnold Zousmer                                      444,254     1.1%       444,254                   -           -
John T. Mitchell                                    182,305        *       182,305                   -           -
Bruce R. Knox                                       200,000        *       200,000                   -           -
Subramanian Sundaresan                              512,000     1.3%       512,000                   -           -
Chesterfield Capital Resources Ltd.                 736,080     1.9%       736,080                   -           -
Agricola Coco Bonh, S.A.                            200,000        *       200,000                   -           -
T. Wayne Davis                                       25,945        *        25,945                   -          *
Kimberly DeVigil                                     20,000        *        20,000                   -           -
Roy E. Leinster                                     200,000        *       200,000                   -           -
Northstar Advertising                             1,300,000     3.3%     1,300,000                   -           -
Anthony Naples                                       50,000        *        50,000                   -           -
Bamboo Investors LLC<F3><F4>                      9,867,456    25.2%     9,867,456                   -           -
The Inman Company<F5>                               500,000     1.3%       500,000                   -           -

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A        12,835,200    32.0%             0                            25.0%
GROUP (4 PERSONS)<F1> <F2>
--------------------
*Less than 1%.

<F1>     Includes 10,400 shares of common stock held for a minor child and
         4,415,000 shares subject to presently exercisable options.
<F2>     Includes 1,650,000 shares subject to presently exercisable options.
<F3>     Shares of common stock issuable upon  conversion all debentures held by such stockholder (or which could be purchased pursuant to the exercise of a warrant) based upon a three day average shares price of $0.282. The number of shares to be sold is subject to adjustment to reflect the effect of the market price of the common stock at the time of conversion.
<F4>     Includes 400,000 shares subject to an exercisable warrant.
<F5>     Includes 500,000 shares subject to an exercisable warrant.

         The actual number of shares of common stock deemed to be beneficially owned by and offered by Bamboo Investors LLC cannot be determined at this time and could be materially less or more than this estimated number depending on the future market price of our common stock . Under the registration statement of which this prospectus is a part, we have registered an additional number of shares of our common stock that we may be required to issue upon conversion of the debentures and the warrants held by Bamboo Investors LLC and The Inman Company as a result of any stock split, stock dividend or similar transaction involving our common stock.


                             SELLING WARRANT HOLDERS

         Bamboo Investors LLC is the holder of transferable warrants to purchase 200,000 shares of common stock. It also holds a warrant to purchase additional transferable warrants to purchase 200,000 shares of common stock. See "Description of Warrants." All of these transferable warrants may be sold under the registration statement of which this prospectus is apart.


                              PLAN OF DISTRIBUTION

         The selling security holders have advised us that, prior to the date of this prospectus, they have not made any agreement or arrangement with any underwriters, brokers, or dealers regarding the distribution and resale of the shares or warrants. If we are notified by a selling security holder that any material arrangement has been entered into with an underwriter for the sale of their shares or warrants, then, to the extent required under the Securities Act of 1933 or the rules of the Securities and Exchange Commission, a supplemental prospectus will be filed to disclose such of the following information as we believe appropriate: (i) the name of the participating underwriter; (ii) the number of the shares or warrants involved; (iii) the price at which such shares or warrants are to be sold, the commissions to be paid or discounts or concessions to be allowed to such underwriter; and (iv) other facts material to the transaction.

         Neither the shares nor warrants have been registered for sale by the selling security holders under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in these securities should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration.

         We expect that the selling security holders will sell their securities covered by this prospectus through customary brokerage channels, either through broker-dealers acting as agents or brokers for the seller, or through broker-dealers acting as principals, who may then resell the securities in the over-the-counter market, or at private sale or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The selling security holders may effect such transactions by selling the securities to or through broker-dealers, and such broker-dealers may receive compensation in the form of concessions or commissions from the selling security holders and/or the purchasers of the securities for whom they may act as agent (which compensation may be in excess of customary commissions). The selling security holders and any broker-dealers that participate with the selling security holders in the distribution of shares may be deemed to be underwriters and commissions received by them and any profit on the resale of securities positioned by them might be deemed to be underwriting discounts and commissions under the Securities Act. There can be no assurance that any of the selling security holders will sell any or all of the common stock or warrants offered by them hereunder.

         Sales of the securities on the OTC Bulletin Board or other trading system may be by means of one or more of the following:

         (i) a block trade in which a broker or dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         (ii) purchases by a dealer as principal and resale by such dealer for its account pursuant to this prospectus; and

         (iii) ordinary brokerage transactions and transactions in which the broker solicits purchasers.

In effecting sales, brokers or dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. From time to time the selling shareholders may engage in short sales, short sales against the box, puts and calls, and other hedging transactions in our securities, and may sell and deliver their shares of our common stock in connection with such transactions or in settlement of securities loans. In addition, from time to time a selling shareholder may pledge its shares pursuant to the margin provisions of its customer agreements with its broker-dealer. Upon delivery of such shares or a default by a selling shareholder, the broker-dealer or financial institution may offer and sell such pledged shares from time to time.


         The selling security holders are not restricted as to the price or prices at which they may sell their share of common stock or warranties. Sales of such securities at less than market prices may depress the market price of our common stock. Moreover, the selling security holders are not restricted as to the number of shares or warrants that may be sold at any one time.

         We have advised the selling security holders that the anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M, may apply to sales in the market of the common stock offered hereby. We have also advised the selling security holders of the requirement for the delivery of this prospectus in connection with resales of the securities.


                         SHARES ELIGIBLE FOR FUTURE SALE

         Through the date of this prospectus, there has been only limited over-the-counter trading of our common stock by certain market makers who have registered to enter quotes on the common stock on the Bulletin Board. We have no plans to list the common stock on NASDAQ or on any securities exchange. Sales of substantial amounts of shares of our common stock in the public market following the offering, or the perception that such sales could occur, could adversely affect the market price of the common stock prevailing from time to time and could impair our ability to raise capital in the future through sales of our equity securities.

               Assuming conversion of the 6% Convertible Debentures and the exercise of all outstanding warrants, we will have a total of 39,108,814 shares of common stock outstanding at the time of this offering.(1) Shares in the amount of up to 15,900,000 registered for sale by the selling stockholders, if sold under this registration, 10,000,000 shares sold by selling stockholders in a previous registration and 3,578,000 shares of common stock previously sold by us pursuant to an exemption under Regulation 504 will, after the offering, be freely tradable without restriction or further registration under the Securities Act, except that any shares purchased by our "affiliates," as that term is defined in Rule 144 under the Securities Act of 1933, may generally only be sold in compliance with Rule 144 described below. The remaining shares of common stock are "Restricted Securities" as defined in Rule 144. Restricted Securities may be sold in the public market only if registered or if they qualify for an exemption from registration under the Securities Act, such as pursuant to Rule 144, which rule is summarized below.

-----------------
(1) Assumes the conversion of all debentures into 9,467,456 shares of common stock based on a conversion rate, as set forth in the formula described in "6% Convertible Debenture" below, and an average market price of common stock at $0.282. Also assumes exercise of warrants to purchase 1,000,000 shares of common stock.

SALES OF RESTRICTED SECURITIES

         In general, under Rule 144 as currently in affect, a person who has beneficially owned restricted securities, as defined in Rule 144, for at least one year, including a person who may be deemed our affiliate, is entitled to sell, within a three-month period, a number of shares of our common stock that does not exceed the greater of one percent of the then-outstanding shares of common stock (approximately 391,000 shares on a diluted basis) and the average weekly reported trading volume of our common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are subject to certain restrictions relating to manner of sale, notice, and availability of current public information about us. In addition, under Rule 144(k), a person who is not an affiliate and has not been an affiliate at any time during the ninety days preceding a sale, and who has beneficially owned shares for at least two years, would be entitled to sell such shares immediately following the offering, without regard to the volume limitations, manner of sale provisions, or notice or other requirements of Rule 144. In meeting the one-and two-year holding periods described above, the holder of restricted securities can include the holding periods of a prior owner who is not an affiliate. The one-and two-year holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the restricted securities from the issuer or/an affiliate.


                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock consists of 40,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value. Of the preferred stock 1,200 shares have been designated as Series A Convertible Preferred Stock and 4,000 shares have been designated as Series B Convertible Preferred Stock. Of the preferred stock, only 3,952 shares of Series B Convertible Preferred Stock are outstanding. The following summary of our capital stock does not purport to be complete and is qualified in its entirety by reference to our Articles of Incorporation, as amended and restated, and Bylaws, as amended and restated, that are included as exhibits to the Registration Statement of which this prospectus forms a part, and the applicable provisions of the Florida Business Corporation Act.

COMMON STOCK

         Holders of common stock are entitled to one vote per share on any issue submitted to a vote of the stockholders and do not have cumulative voting rights in the election of directors. The holders of a majority of the outstanding shares of common stock, along with the holders of any outstanding preferred stock, voting in an election of directors can elect all of the directors then standing for election, if they choose to do so. Subject to any outstanding shares of preferred stock, all shares of common stock are entitled to share equally in such dividends as our Board of Directors may, in its discretion, declare out of sources legally available therefor. See "Dividend Policy". Upon our dissolution, liquidation, or winding up, holders of common stock are entitled to receive on a ratable basis, after payment or provision for payment of all our debts and liabilities and any preferential amount due with respect to outstanding shares of preferred stock, if any, all our assets available for distribution, in cash or in kind. Holders of shares of common stock do not have preemptive or other subscription rights, conversion or redemption rights, or any rights to share in any sinking fund. All currently outstanding shares of common stock are fully paid and nonassessable.

PREFERRED STOCK

         Holders  of our  preferred  stock are  entitled  to vote the  number of shares as is equal to the number of shares of common stock into which the preferred stock is convertible on the record date for voting or written consent eligibility. The preferred stockholders have voting rights and powers equal to the voting rights and powers of the common stock, and do not have cumulative voting rights in the election of directors. Therefore, the holders of a majority of the outstanding shares of common stock and the preferred stock voting in an election of directors can elect all of the directors then standing for election, if they choose to do so. The preferred stockholders do not have any preference with respect to dividends or other distributions, except for the liquidation preference described below. Any dividends declared by our Board of Directors will be made to the holders of common stock and preferred stock pro rata as if the preferred stock had been converted into common stock on the record date for the payment of the dividend. See "Dividend Policy". Our preferred stockholders do not have preemptive rights or other subscription rights, or any rights to share in any sinking fund. The special rights to which the preferred stockholders are entitled are set forth below.

Series a Preferred Stock

         Upon our dissolution, liquidation, or winding up, holders of Series A preferred stock are entitled to receive on a ratable basis, after payment or provision for payment of all our debts and liabilities, prior to and in preference to any distribution to our other stockholders, the amount of $1,500 per share. If there are insufficient funds to fulfill this preference, then all assets or surplus funds will be distributed pro rata to the Series A stockholders. Any surplus that remains after this distribution is completed shall be distributed to the Series B preferred stockholders in accordance with the provisions set forth below and then to the common stockholders. Each share of Series A preferred stock is convertible into the number of shares of common stock (rounded to the nearest whole number) equal to $1,000 divided by 65% of the average market price of the common stock for the five trading days previous to the date on which the conversion occurs. There are no outstanding shares of Series A preferred stock.

Series B Preferred Stock.

         Upon our dissolution, liquidation, or winding up, holders of Series B preferred stock are entitled to receive on a ratable basis, after payment or provision for payment of all our debts and liabilities including the preference to any outstanding shares of our Series A preferred stock, prior to and in preference to any distribution to our common stockholders, the amount of $0.001 per share. If there are insufficient funds to fulfill this preference, then all assets or surplus funds will be distributed pro rata to the Series B stockholders. Any surplus that remains after this distribution is completed shall be distributed pro rata among the common and Series B preferred stockholders. Each share of Series B preferred stock is convertible into 1,000 fully paid and nonassessable shares of common stock. There are currently 3,952 shares of Series B preferred stock outstanding, all of which are fully paid and nonassessable.


                             DESCRIPTION OF WARRANTS

         In connection with our sale of $1,000,000 of our 6% Convertible Debentures we issued the investor warrants to purchase 200,000 shares of Common Stock. The investor also received a special warrant which it may exercise to purchase an additional $1,000,000 of our 6% Convertible Debentures as well as another warrant to purchase 200,000 shares of Common Stock. The purchase price of the additional common stock warrants is $100. All of the Common Stock warrants entitle the holder to purchase Common Stock for $0.42 per share
(subject to possible anti-dilution adjustments). The warrants expire on September 30, 2002, and they are transferable. These are the warrants covered by this Prospectus, 200,000 of which are owned by a Selling Stockholder, and 200,000 of which the Selling Stockholder may purchase from the Company.

CERTAIN PROVISIONS OF THE ARTICLES OF INCORPORATION AND BYLAWS

         Our Amended and Restated Bylaws ("Bylaws") contain certain provisions, described below, that could delay, defer, or prevent a change in control of us if the Board of Directors determines that such a change in control is not in the best interests of us and our stockholders, and could have the effect of making it more difficult to acquire us or remove incumbent management.

         Classified Board.  Under our Bylaws,  our Board of Directors is divided
         ----------------
into three classes, with staggered terms of three years each. Each year the term of one class expires. Our Bylaws provide that any director may be removed from office, but only for cause by an affirmative vote of at least two-thirds of the outstanding capital stock entitled to vote in the election of directors. Our Bylaws also provide that any vacancies on the Board of Directors shall be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum.

         Special Voting Requirements.  Our Bylaws provide that all actions taken
         ---------------------------
by the stockholders must be taken at an annual or special meeting of the stockholders or by unanimous written consent. The Bylaws provide that special meetings of the stockholders may be called only by a majority of the members of the Board of Directors. Under our Bylaws, stockholders are required to comply with advance notice provisions with respect to any proposal submitted for stockholder vote, including nominations for elections to the Board of Directors. Our Bylaws contain provisions requiring the affirmative vote of the holders of at least two-thirds of the outstanding shares of each class and series of our capital stock entitled to vote in the election of directors cast at a meeting of the stockholders for that purpose.

         Indemnification  and  Limitation  of  Liability.  The Florida  Business
         -----------------------------------------------
Corporations Act authorizes Florida corporations to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or other entity, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to any criminal action or proceeding, the party must have had no reasonable cause to believe his conduct was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made if the person seeking indemnification is adjudged liable, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification. The indemnification provisions of Florida law require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit, or proceeding to which he was a party by reason of the fact that he is or was a director or officer of the corporation. The indemnification authorized under Florida law is not exclusive, and is in addition to any other rights granted to officers and directors under the Articles of Incorporation or Bylaws of the corporation or any agreement between officers and directors and the corporation. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against the officer or director and incurred by the officer or director in such capacity, or arising out of the status, as an officer or director, whether or not the corporation would have the power to indemnify him against such liability under Florida law. Access Power's Bylaws provide for the indemnification of our directors and executive officers to the maximum extent permitted by Florida law and for the advancement of expenses incurred in connection with the defense of any action, suit, or proceeding that the director or executive officer was a party to by reason of the fact that he is or was one of our directors or executive officers upon the receipt of an undertaking to repay such amount, unless it is ultimately determined that such person is not entitled to indemnification.

         Under Florida law, a director is not personally liable for monetary damages to us or any other person for acts or omissions in his capacity as a director except in certain limited circumstances such as certain violations of criminal law and transactions in which the director derived an improper person benefit. As a result, stockholders may be unable to recover monetary damages against directors for actions taken by them, which constitute negligence, or gross negligence or which are in violation of their fiduciary duties, although injunctive or other equitable relief may be available. The foregoing provisions of Florida law and the Bylaws could have the effect of preventing or delaying a person from acquiring or seeking to acquire a substantial equity interest in, or control of, us.

         Such indemnification may be available for liabilities arising in connection with this offering. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         Amendments  of the  Articles  and  Bylaws.  Certain  provisions  of our
         -----------------------------------------
Articles and Bylaws, including those pertaining to a classified board, special meetings of stockholders, removal of directors, and director liability and indemnification, may be amended only by the affirmative vote of two-thirds of the shares of our capital stock entitled to vote in the election of directors.

CERTAIN STATUTORY PROVISIONS

         The Florida Business Corporations Act provides for special voting requirements to approve affiliated transactions unless the transaction falls under one or more enumerated exceptions.

TRANSFER AGENT

         Our Transfer Agent and Registrar is Atlas Stock Transfer & Trust Company, Salt Lake City, Utah.


                    DESCRIPTION OF 6% CONVERTIBLE DEBENTURES

         The Company has sold $1,000,000 of its 6% Convertible Debentures due September 30, 2001 ("Debentures"), and it has issued a warrant to the same investor to purchase an additional $1,000,000 of such Debentures. Interest on the Debentures is due at maturity, and it may be paid in shares of Common Stock at the option of the Company. The number of shares issuable for interest would be determined at the same rate as principal under the Debentures can be converted. Principal and accrued interest under the Debentures may be converted at any time by the holder thereof into a number of shares equal to the quotient obtained by dividing the amount to be converted by the applicable conversion price. The applicable conversion price is the lesser of $0.42 and an amount equal to seventy-five percent (75%) of the average of the three lowest daily closing bid prices during the twenty-two trading days immediately preceding the date the Company is notified of the exercise of the conversion election. If the Company fails to register or maintain the registration of the underlying Common Stock as provided in a registration rights agreement with the investor, then the investor may choose any conversion price during the affected period as the applicable conversion price. If the Company undergoes a change of control, then it will be obligated to redeem the Debentures for 125% of the outstanding principal and accrued interest.

                                  LEGAL MATTERS

         The validity of the common stock being offered hereby is being passed upon for us by L. Van Stillman, Boca Raton, Florida.


                                     EXPERTS


         The financial statements of the Company at December 31, 1998, and for the year ended December 31, 1998, and the period from our inception appearing in this prospectus and the Registration Statement have been audited by Parks, Tschopp, Whitcomb & Orr, independent auditors, as indicated in their report thereon appearing herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

         We have filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 under the Securities Act with respect to the common stock and Warrants offered hereby. As used herein, the term "Registration Statement" means the initial Registration Statement and any and all amendments thereto. This prospectus, which is a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to us and our common stock and the Warrants, reference is made to the Registration Statement, including the exhibits and schedules thereto. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete and such instance reference is made to such contract or other document filed with the SEC as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

         A copy of the Registration Statement, including the exhibits thereto, may be inspected without charge at the Public Reference section of the commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the SEC: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement and the exhibits and schedules thereto can be obtained from the Public Reference Section of the SEC upon payment of prescribed fees, or at its web site at http://www.sec.gov.

         We are subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, for a period of up to one year, we will file periodic reports with the Securities and Exchange Commission. Such periodic reports will be available for inspection and copying at the public reference facilities and other regional offices referred to above.

                          INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE

Report of Independent Accountants......................................... F-2

Financial Statements:

Years Ended December 31, 1998 and 1997

Balance Sheets at December 31, 1998 and 1997.............................. F-3

Statements of Operations for the years ended December 31, 1998 and 1997 and for the period
   October 10, 1996 (date of inception) through
   December 31, 1998...................................................... F-4

Statements of Stockholders' Equity For the years ended
   December 31, 1998 and 1997, and for the period from October 10, 1996
   (date of inception) through December 31, 1998.......................... F-5

Statements of Cash Flows For the years ended
   December 31, 1998 and 1997 and for the period from
   October 10, 1996 (date of inception) through
   December 31, 1998...................................................... F-6

Notes to Financial Statements from October 10, 1996
   (date of inception) to December 31, 1998............................... F-7

Quarter Ended September 30, 1999 (Unaudited):

Balance Sheets at September 30, 1999 and December 31, 1998................ F-13

Statement of  Operations  For the nine months ended
   September 30, 1999 and 1998 and the cumulative period from
   October 10, 1996 (date of inception) through September 30, 1999........ F-14

Statement of Stockholders' Equity For the period
   from October 10, 1996 (date of inception)
   through September 30, 1999............................................. F-15

Statement of Cash Flows For the nine months ended
   September 30, 1999 and 1998 and the cumulative period from
   October 10, 1996 (date of inception) through
   September 30, 1999..................................................... F-16

Notes to Interim Financial Statements..................................... F-17

PARKS, TSCHOPP,
WHITCOMB & ORR, P.A.
Certified Public Accountants
2600 Maitland Center Parkway
Suite 330
Maitland, Florida  32751




                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Access Power, Inc.:

We have audited the accompanying balance sheet of Access Power, Inc. (a development stage company) as of December 31, 1997, and the related statements of operations, stockholders' equity, and cash flows for the year then ended, the period from October 10, 1996 (date of inception) through December 31, 1996, and the cumulative period from October 10, 1996 (date of inception) through December 31, 1997. These financial statements are the responsibility of our management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Access Power, Inc. (a development stage company) as of December 31, 1997, and the results of its operations and its cash flows for the year ended, the period from October 10, 1996 (date of inception) through December 31,1996, and the cumulative period from October 10, 1996 (date of inception) through December 31, 1997, in conformity with generally accepted accounting principles.




                                      PARKS, TSCHOPP, WHITCOMB & ORR, P.A.

March 23, 1999
Maitland, Florida

                                                      ACCESS POWER, INC.
                                                (A Development Stage Company)

                                                        Balance Sheets
                                                  December 31, 1998 and 1997


                                                           Assets
                                                           ------
                                                                                           1998                       1997
                                                                                           ----                       ----
 Current assets:
      Cash                                                                             $   33,156                    54,086
      Accounts receivable                                                                  29,145                     9,596
      Notes receivable, stockholder                                                        30,791                    24,096
      Inventory                                                                            21,770                    30,000
                                                                                       ----------                ----------
              Total current assets                                                        114,862                   117,778
                                                                                       ----------                ----------

 Property and equipment, net (note 2)                                                   1,131,471                   362,592
 Other assets                                                                              16,000                    16,834
                                                                                       ----------                ----------
              Total assets                                                             $1,262,333                   497,204
                                                                                       ==========                ==========

                                               Liabilities and Stockholders' Equity
                                               ------------------------------------

 Current liabilities:

      Accounts payable and accrued expenses                                            $1,373,978                       350
      Notes payable (note 3)                                                              120,136                    10,136
                                                                                       ----------                ----------
              Total current liabilities                                                 1,494,114                    10,486
                                                                                       ==========                ==========

 Stockholders' equity:

      Common stock, $.001 par value, authorized 40,000,000
         issued and outstanding 12,325,788 and 11,484,000 shares
         in 1998 and 1997                                                                  12,326                    11,484
      Preferred stock, $.001 par value, authorized 10,000,000 shares,
         issued and outstanding 1,050 shares in 1998                                            1                       -
      Additional paid in capital                                                        2,252,971                   907,373
      Deficit accumulated during the development stage                                 (2,497,079)                 (432,139)
                                                                                       ----------                ----------
              Total stockholders' equity                                                 (231,781)                  486,718
                                                                                       ----------                ----------
 Commitments (notes 3 and 4)

              Total liabilities and stockholders' equity                               $1,262,333                   497,204
                                                                                       ==========                ==========

 See accompanying notes to financial statements.

                                           ACCESS POWER, INC.
                                      (A Development Stage Company)

                                       Statements of Operations

               For the years ended December 31, 1998 and 1997 and the cumulative period from October 10, 1996 (date of inception) through December 31, 1998

                                                                                                  For the period
                                                                                                 October 10, 1996
                                                                                                     through
                                                            1998              1997               December 31, 1998
                                                       -------------    ------------             ------------------
   Revenue:
     Product sales                                     $    214,431               -                         214,431
     Services                                                53,519               -                          53,519
                                                       ------------      ------------                   -----------
           Total revenue                                    267,950               -                         267,950
                                                       ------------      ------------                   -----------

   Costs and expenses:
     Cost of sales                                          161,650               -                         161,650
     Product development and marketing                      731,672            34,636                       769,156
     General and administrative                           1,315,600           391,520                     1,709,973
                                                       ------------      ------------                   -----------
           Total costs and expenses                       2,208,922           426,156                     2,640,779
                                                       ------------      ------------                   -----------

   Other income (expense):
     Interest income                                            407             1,888                         2,295
     Interest expense                                      (124,375)           (2,170)                     (126,545)
                                                       ------------      ------------                   -----------

           Total other income (expense)                   (123,968)              (282)                     (124,250)

           Net loss                                    $(2,064,940)          (426,438)                   (2,497,079)
                                                       ===========       ============                   ===========
           Net loss per share                          $     (0.18)             (0.04)                        (0.24)
                                                       ===========       ============                   ===========
           Weighted average number of shares            11,776,511          9,742,000                    10,473,815
                                                       ===========       ============                   ===========


                     See accompanying notes to financial statements.

                                      F-4

                                                         ACCESS POWER, INC.
                                                   (A Development Stage Company)

                                                 Statement of Stockholders' Equity

                        For the years ended December 31, 1998 and 1997 and the period from October 10, 1996
                                           (date of inception) through December 31, 1998

                                                                Common Stock    Preferred stock Additional                 Total
                                                            ------------------  ---------------   Paid in  Accumulated Stockholders'
                                                 Date        Shares     Amount  Shares   Amount   Capital   Deficit         Equity
                                                 ----        ------     ------  ------   ------   ------- ------------ ------------
Common stock issued to founding directors                   8,000,000    8,000     -        -      (7,200)      -             800
Net loss                                                         -        -        -        -        -        (5,701)      (5,701)
                                                           ----------   ------  ------   ------  --------  ---------   -----------
Balances at December 31, 1996                               8,000,000    8,000     -        -      (7,200)    (5,701)      (4,901)
Common stock issued for cash                    5/23/97       750,000      750     -        -      35,000        -         35,750
Common stock issued for cash                    6/30/97     1,000,000    1,000     -        -     100,000        -        101,000
Common stock issued for cash                 7/97 - 10/97   1,734,000    1,734     -        -     854,573        -        856,307
Stock issuance cost                                              -        -        -        -     (75,000)       -        (75,000)
Net loss                                                         -        -        -        -        -      (426,438)    (426,438)
                                                           ----------   ------  ------   ------  --------  ---------   -----------
Balances at December 31, 1997                              11,484,000   11,484     -        -     907,373   (432,139)     486,718

Preferred stock issued for cash                  5/98            -        -       1,000       1   999,999        -      1,000,000
Common stock issued as additional interest     2/2/98          50,000       50     -        -      29,950        -         30,000
Common stock issued as additional interest    2/19/98         125,000      125     -        -      84,250        -         84,375
Common stock issued as finder's fee           2/19/98          75,000       75     -        -      24,925        -         25,000
Common stock issued for services                 2/98          25,000       25     -        -      27,163        -         27,188
Common stock issued for cash                  9/24/98          50,000       50     -        -      24,950        -         25,000
Preferred stock issued for cash                 11/98            -        -         100     -     100,000        -        100,000
Common stock issued for finder's fee            11/98          60,857       61     -        -      19,817        -         19,878
Preferred stock issued for cash                 12/98            -        -          25     -      25,000        -         25,000

Common stock issued for investment banking
  fee                                           12/98          30,000       30     -        -       9,970        -         10,000
Conversion of preferred stock to common stock   12/98         425,931      426     (75)     -        (426)       -           -
Net loss                                                         -        -        -        -        -    (2,064,940)  (2,064,940)
                                                           ----------   ------  ------   ------ --------- ----------   ----------
Balances at December 31, 1998                              12,325,788   12,326   1,050        1 2,252,971 (2,497,079)    (231,781)
                                                           ==========   ======  =======  ====== ========= ==========   ==========

     See accompanying notes to financial statements.

                                                    ACCESS POWER, INC.
                                               (A Development Stage Company)

                                                 Statements of Cash Flows

                         For the years ended December 31, 1998 and 1997 and the cumulative period from October 10, 1996 (date of inception) through December 31, 1998

                                                                                                          For the period
                                                                                                         October 10, 1996
                                                                                                             through
                                                                1998                1997                December 31, 1998
                                                            ------------         ----------             -----------------
Cash flows from operating activities:
  Net loss                                                  $(2,064,940)          (426,438)                 (2,497,079)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
      Depreciation and amortization                             321,806             26,757                     348,819
      Loss on disposal of property and equipment                 26,461                -                        26,461
      Stock issued for services                                 196,441                -                       196,441
      Change in operating assets and
      Accounts receivable                                       (19,549)            (9,596)                    (29,145)
      Accounts payable and accrued                            1,373,628                350                   1,373,978
      Other assets                                               (3,166)           (20,000)                    (23,166)
                                                                  8,230            (30,000)                    (21,770)
                                                            -----------          ---------                  ----------
          Net cash used in operating                           (161,089)          (458,927)                   (625,461)
                                                            -----------          ---------                  ----------
Cash flows from investing activities:
  Proceeds from sale of property and                             40,270                -                        40,270
  Purchase of property and equipment                         (1,153,416)          (376,154)                 (1,539,855)
  Note receivable, stockholder                                   (6,695)           (19,001)                    (30,791)
                                                            -----------          ---------                  ----------
          Net cash used in investing                         (1,119,841)          (395,155)                 (1,530,376)
                                                            -----------          ---------                  ----------
Cash flows from financing activities:
  Proceeds from issuance of stock                             1,150,000            918,057                   2,068,857
  Proceeds from issuance of notes payable                       110,000                -                       130,025
  Principal payments on notes payable                               -               (9,889)                     (9,889)
                                                            -----------          ---------                  ----------
          Net cash provided by financing                      1,260,000            908,168                   2,188,993
                                                            -----------          ---------                  ----------
          Net change in cash                                    (20,930)            54,086                      33,156
Cash, at beginning of period                                     54,086                -                           -
                                                            -----------          ---------                  ----------
Cash at end of period                                       $    33,156             54,086                      33,156
                                                            ===========          =========                  ==========

                     See accompanying notes to financial statements.

                           ACCESS POWER, INC.
                     (A Development Stage Company)

                     Notes to Financial Statements

                           December 31, 1998


(1)  Summary of Significant Accounting Policies
     ------------------------------------------

     (a)  Nature of development stage operations

          Access Power, Inc., (API or the Company) was formed on October 10, 1996. The Company offers Internet Telephony (IT) which will provide advanced computer telephony solutions to the global consumer market place, with an emphasis on marketing to international carriers and consumers.

          Operations of the Company through the date of these financial statements have been devoted primarily to product development and marketing, raising capital, and administrative activities.

     (b)  Property and equipment
          ----------------------

          Property and equipment are recorded at cost and depreciated over the estimated useful lives of the assets which range from three to five years, using the straight-line method.

     (c)  Intangible assets
          -----------------

          Organization costs are amortized over a five-year period using the straight-line method and are included in other assets in the accompanying balance sheet.

     (d)  Income taxes
          ------------

          Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Changes in tax rates are recognized in the period that includes the enactment date.


                                                           (Continued)

                          ACCESS POWER, INC.
                     (A Development Stage Company)

                     Notes to Financial Statements

                           December 31, 1998


 (1),   Continued

          Development stage operations for the period ended December 31, 1998 resulted in a net operating loss. It is uncertain whether any tax benefit of net operating loss will be realized in future periods. Accordingly, no income tax provision has been recognized in the accompanying financial statements. At December 31, 1998, the Company has net operating loss carryforwards of approximately $2,497,000, which will expire in years beginning in 2011. A valuation allowance equal to the tax benefit of the net operating loss has been established, since it is uncertain that future taxable income will be realized during the carryforward period. Accordingly, no income tax provision has been recognized in the accompanying financial statements

     (e) Financial Instruments Fair Value, Concentration of Business and Credit Risks
          ---------------------------------------------------------------

          The carrying amount reported in the balance sheet for cash, accounts and notes receivable, accounts payable and accrued expenses approximates fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported in the accompanying balance sheet for notes payable approximates fair value because the actual interest rates do not significantly differ from current rates offered for instruments with similar characteristics. Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of accounts and note receivable which amounts to approximately $30,000. The Company performs periodic credit evaluations of its trade customers and generally does not require collateral. Currently, all of the Company's hardware and software is purchased from one supplier, however, management believes there are other alternatives to this supplier.

     (f)  Use of Estimates
          ----------------

          Management of the Company has made certain estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

     (g)  Cash Flows
          ----------

          For purposes of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

                          ACCESS POWER, INC.
                     (A Development Stage Company)

                     Notes to Financial Statements

                           December 31, 1998


(1), Continued

     (h)  Prepaid Offering Costs
          ----------------------

          Prepaid offering costs represent direct costs and expenses incurred in connection with the offering of securities. Upon completion of the offering, such amounts are offset against the proceeds from the offering, in the event of an offering of equity securities, and capitalized and amortized using the interest method in the event of an offering of debt securities.

     (i)  Revenue Recognition

          The principal sources of revenues are expected to be internet telephone charges which will be recognized as incurred. The Company is presently operating in this one business segment and only in the United States.

     (j)  Loss Per Common Share

          Earnings per common share have been computed based upon the weighted average number of common shares outstanding during the years presented. Common stock equivalents resulting from the issuance of the stock options have not been included in the per share calculations because such inclusion would not have a material effect on earnings per common share.

     (k)  Software and Development Costs

          The Company capitalizes purchased software which is ready for service and software development costs incurred from the time technological feasibility of the software is established until the software is ready for use to provide services to customers. Research and development costs and other computer software maintenance costs related to software development are expensed as incurred.

          The carrying value of software and development costs that have been capitalized is regularly reviewed by the Company, and a loss is recognized when the net realizable value falls below the unamortized cost.
                                                           (Continued)

                         ACCESS POWER, INC.
                     (A Development Stage Company)

                     Notes to Financial Statements

                           December 31, 1998


(1), Continued

     (l)  Stock-Based Compensation
          ------------------------

         During 1997, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation". This pronouncement establishes financial accounting and reporting standards for stock-based compensation. It encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options and other equity instruments to employees based on new fair value accounting rules. Such treatment is required for non-employee stock-based compensation. The Company has chosen to continue to account for employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No.25, "Accounting for Stock Issued to Employees". Accordingly, compensation expense for employee stock options or warrants is measured as the difference between the quoted market price of the Company's stock at the date of grant and the amount the employee must pay to require the stock. SFAS 123 requires companies electing to continue using the intrinsic value method to make certain pro forma disclosures (see Note 5).

     (m)  Preferred Stock
          ---------------

          The Company's redeemable convertible preferred stock has the following provisions:

          * The shares shall be redeemable, at the option of the of the Company, at a stated redemption price of $1,500 per share.

          * Each share of preferred stock is convertible into that number of shares of the Company calculated by dividing $1,000 by the lower of 65% of the average closing bid price of the Company for the five trading days prior to conversion or 75% of the closing bid price on the first day the funds from the preferred stock offering are available.

                          ACCESS POWER, INC.
                     (A Development Stage Company)

                     Notes to Financial Statements

                           December 31, 1998


(2)  Property and Equipment
     ----------------------

     Property and equipment consist of the following at December 31,:
                                                                                    1998                1997
                                                                                    ----                ----
          Office furniture and equipment                                       $    59,908              52,842
          Computer hardware                                                      1,172,339             131,811
          Computer software                                                        227,905             231,786
                                                                               -----------          ----------
                                                                                 1,460,152             416,439
                 Less accumulated depreciation and amortization                    328,681              23,847
                                                                               -----------          ----------
                                                                               $ 1,131,471             392,592
                                                                               ===========          ==========
(3)  Notes Payable
     -------------

     Notes payable consist of the following at December 31,:
                                                                                    1998                1997
                                                                                    ----                ----
          Promissory notes to stockholders bearing interest at 6%
          payable on demand.  Unsecured.                                       $    20,136              10,136

          Note payable to individual, bearing interest at 12%,
          payable upon capital financing of the Company in
          excess of $3,000,000.                                                    100,000                   -
                                                                               -----------          ----------
                                                                               $   120,136              10,136
                                                                               ===========          ==========

(4)      Commitments

The Company leases its office space under a non-cancellable operating lease with a remaining term of two years. Future minimum payments under this lease are as follows:

                           Year                          Amount
                           ----                          ------

                           1999                          36,270
                           2000                          21,500

Rent expense for the years ended December 31, 1998 and 1997 amounted to $50,817 and 15,183, respectively.

                          ACCESS POWER, INC.
                     (A Development Stage Company)

                     Notes to Financial Statements

                          December 31, 1998


(5)  Stock Options
     -------------

     In 1997, the Company established an incentive stock option plan (the
     Plan) to provide an incentive to key employees of the Company who are in a position to contribute materially to expanding and improving the Company's profits, to aid in attracting and retaining employees of outstanding ability and to encourage ownership of shares by employees. The Plan was amended in March, 1998 to increase the number of shares available for issuance thereunder from 1,000,000 to 2,500,000 shares. Total options granted through December 31, 1998 amounted to 1,288,500, (647,500 and 641,000 in 1998 and 1997, respectively) at an average price of $.62.

     The Plan is designed to serve as an incentive for retaining qualified and competent employees. The Company's Board of Directors, or a committee thereof, administers and interprets the Plan and is authorized, in its discretion, to grant options thereunder to all eligible employees of the Company, including officers and directors (whether or not employees) of the Company. The per share exercise price of options granted under the Plan will not be less than the fair market value of the common stock on the date of grant. Options granted under the Plan will be exercisable after the period or periods specified in the option agreement. The Board may, in its sole discretion, accelerate the date on which any option may be exercised. Options granted under the Plan are not exercisable after the expiration of ten years from the date of grant and are nontransferable other than by will or by the laws of descent and distribution. The Company recognizes compensation expense for options granted under the Plans based on the difference between the quoted market price of the Company's stock at the date of grant and the amount the employee must pay to acquire the stock. No compensation cost has been recognized for employee stock options which had been granted to date. Had compensation cost for the Plans been determined based on the fair value at the date of grant for awards under those Plans, consistent with the method prescribed by SFAS 123, the Company's net loss and net loss per share would have been increased to the pro forma amounts indicated below:

                                                                                            For the period
                                                                                           October 10, 1996
                                          Year ended                Year ended                  through
                                       December 31, 1998         December 31, 1997         December 31, 1998
                                       -----------------         -----------------         -----------------
Pro forma net loss:
      As reported                       $  (2,064,940)                (426,438)               (2,497,079)
      Pro forma                            (2,132,712)                (432,950)               (2,564,851)

Pro forma net loss per share
      As reported                             (0.18)                    (0.04)                    (0.24)
      Pro forma                               (0.18)                    (0.04)                    (0.25)

                                                            (Continued)

                          ACCESS POWER, INC.
                     (A Development Stage Company)

                     Notes to Financial Statements

                          December 31, 1998



(5)  Continued
     ---------

     The fair value of each option granted under the Plans is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 1998 and 1997: no dividend yield; expected volatility of the underlying stock of 90% and 0.5%, respectively; risk-free interest rate of 5.27% and 5.45%, respectively, covering the related option period; and expected lives of the options of 10 years based on the related option period.

                               ACCESS POWER, INC.
                          (A Development Stage Company)

                                 Balance Sheets

                 As of September 30, 1999 and December 31, 1998

                                                     Assets                          30-Sep          December 31,
                                                     ------                           1999               1998
                                                                                      ----               ----
                                                                                   (unaudited)
Current assets:
     Cash                                                                           $   885,191      $    33,156
     Accounts receivable                                                                 97,022           29,145
     Notes receivable                                                                   458,200           30,791
     Prepaid expenses                                                                   151,138             --
     Inventory                                                                           18,815           21,770
                                                                                    -----------      -----------
               Total current assets                                                   1,610,366          114,862
                                                                                    -----------      -----------

Property and equipment, net                                                             922,174        1,131,471
Other assets                                                                             13,000           16,000
                                                                                    -----------      -----------
               Total assets                                                         $ 2,545,540      $ 1,262,333
                                                                                    ===========      ===========

                                                       Liabilities and Stockholders' Equity
                                                       ------------------------------------

Current liabilities:
     Accounts payable and accrued expenses                                          $ 1,760,364      $ 1,373,978
     Unearned revenue                                                                    21,490             --
     Notes payable                                                                       62,500          120,136
                                                                                    -----------      -----------
               Total current liabilities                                              1,844,354        1,494,114
                                                                                    -----------      -----------
     6% Convertible Debenture                                                         1,000,000             --
                                                                                    -----------      -----------

Stockholders' equity:
     Common stock, $.001 par value, authorized 40,000,000 shares, issued and outstanding 27,451,358 and 12,325,788 shares
          in 1999 and 1998                                                               27,452           12,326
     Preferred stock, $.001 par value, authorized 10,000,000 shares,
          issued and outstanding  3,952 and 1,050 shares in 1999 and 1998                     4                1
     Additional paid in capital                                                       3,898,025        2,252,971
     Deficit accumulated during the development stage                                (4,224,295)      (2,497,079)
                                                                                    -----------      -----------
               Total stockholders' equity                                              (298,814)        (231,781)
                                                                                    -----------      -----------

                                                                                    ===========      ===========
               Total liabilities and stockholders' equity                           $ 2,545,540      $ 1,262,333
                                                                                    ===========      ===========


                                                         ACCESS POWER, INC.
                                                   (A Development Stage Company)
                                                      Statements of Operations
                  For the three months and nine months ended September 30, 1999 and 1998 and the cumulative period from October 10, 1996 (date of inception) through September 30, 1999
                                                            (unaudited)
                                                                                                                    For the period
                                                                                                                   October 10, 1996
                                                 Three months ended September 3, Nine months ended September 30,        through
                                                      1999              1998             1999               1998  September 30, 1999
                                                 -------------------------------  ------------------------------- ------------------
Revenue:
    Software/hardware sales                      $      1,050     $        -       $      9,450      $    212,092      $    223,881
    Telcommunication services                          50,599           29,305           69,999            42,089           123,518
                                                 ------------     ------------     ------------      ------------      ------------

                    Total revenue                      51,649           29,305           79,449           254,181           347,399
                                                 ------------     ------------     ------------      ------------      ------------

Costs and expenses:
     Cost of sales                                        315             --              2,955           152,920           164,605
     Product development and marketing                205,444          338,659          851,037           710,533         1,620,193
     General and administrative                       391,859          350,665          938,142           868,174         2,648,115
                                                 ------------     ------------     ------------      ------------      ------------

              Total costs and expenses                597,618          689,324        1,792,134         1,731,627         4,432,913
                                                 ------------     ------------     ------------      ------------      ------------

Other income (expense):
     Other income (expense)                              (318)              (0)          (7,198)              407             1,977
     Interest expense                                  (2,833)          (3,333)          (7,333)         (117,708)         (140,758)
                                                 ------------     ------------     ------------      ------------      ------------
              Total other income (expense)             (3,151)          (3,334)         (14,531)         (117,302)         (138,781)
                                                 ------------     ------------     ------------      ------------      ------------
                         Net loss                $   (549,120)    $   (663,353)    $ (1,727,216)     $ (1,594,748)     $ (4,224,295)
                                                 ============     ============     ============      ============      ============
              Net loss per share                 $      (0.02)    $      (0.06)    $      (0.07)     $      (0.14)     $      (0.28)
                                                 ============     ============     ============      ============      ============
              Weighted average number of shares    31,386,691       11,759,000       24,126,030        11,619,463        15,137,504
                                                 ============     ============     ============      ============      ============

                                                         ACCESS POWER, INC.
                                                   (A Development Stage Company)
                                                 Statement of Stockholders' Equity
                                                For the period from October 10, 1996
                                           (date of inception) through September 30, 1999


                                                                                  Common Stock                  Preferred Stock
                                                                            -----------------------      -------------------------
                                                            Date              Shares        Amount          Shares        Amount
                                                         ------------      -----------  -----------      -----------   -----------
Common stock issued to founding directors                                    8,000,000        8,000             --            --

      Net loss                                                                    --           --               --            --
                                                                           -----------  -----------      -----------   -----------

Balances at December 31, 1996                                                8,000,000        8,000             --            --
Common stock issued for cash                              5/23/97              750,000          750             --            --
Common stock issued for cash                              6/30/97            1,000,000        1,000             --            --
Common stock issued for cash                              7/97 - 10/97       1,734,000        1,734             --            --
Stock issuance cost                                                               --           --               --            --
Net loss                                                                          --           --               --            --
                                                                           -----------  -----------      -----------   -----------
Balances at December 31, 1997                                               11,484,000       11,484             --            --
Preferred stock issued for cash                           5/98                    --           --              1,000             1
Common stock issued as additional interest                2/2/98                50,000           50             --            --
Common stock issued as additional interest                2/19/98              125,000          125             --            --
Common stock issued as finder's fee                       2/19/98               75,000           75             --            --
Common stock issued for services                          2/98                  25,000           25             --            --
Common stock issued for cash                              9/24/98               50,000           50             --            --

Preferred stock issued for cash                           11/98                   --           --                100          --
Common stock issued for finder's fee                      11/98                 60,857           61             --            --
Preferred stock issued for cash                           12/98                   --           --                 25          --
Common stock issued for investment banking
  fee                                                     12/98                 30,000           30             --            --
Conversion of preferred stock to common stock             12/98                425,931          426              (75)         --
Net loss                                                                          --           --               --            --
                                                                           -----------  -----------      -----------   -----------

Balances at December 31, 1998                                               12,325,788       12,326            1,050             1

Preferred Stock issued for cash                           1/99                      75       75,000           75,000
Common Stock issued for finders fee                       1/99                  25,777           26            6,418         6,444
Common Stock issued for services                          3/99               2,100,000        2,100          207,900       210,000
Conversion of preferred stock to common stock             1/99                 727,213          727             (100)         (727)
Conversion of preferred stock to common stock             2/99                 560,662          561              (75)         (561)
Conversion of preferred stock to common stock             3/99               8,019,035        8,019             (675)           (1)
Net loss                                                                         --           --               --            --
                                                                           -----------  -----------      -----------   -----------
Balances at March 31, 1999                                                  23,758,475       23,759              275          --


Common stock issued for interest payment                  4/99                 112,000          112           13,888        14,000
Common stock issued in exchange for debt repayment        4/99                 400,000          400           49,600        50,000
Common stock issued for cash                              4/99               1,500,000        1,500             --            --
Conversion of preferred stock to common stock             4/99               3,579,933        3,580             (275)         --
Common stock issued for services                          4/99                  87,950           88           36,851        36,939
Common stock issued on exercise of employee stock
    options                                               5/99 & 6/99        1,295,000        1,295          631,405       632,700
Common stock issued for services                          6/99                  20,000           20           11,580        11,600
Net loss                                                                           --           --              --            --
                                                                            -----------  -----------      -----------   ----------
Balances at June 30, 1999                                                   30,753,358       30,754             --            --


Common stock issued on exercise of employee stock options 7/99 & 8/99          950,000          950          502,550       503,500
Common stock cancelled previously issued for services     9/99                (300,000)        (300)         (29,700)      (30,000)
Conversion of common to preferred                         9/99              (3,952,000)      (3,952)           3,952             4
Net loss                                                                           --           --               --            --
                                                                            -----------  -----------      -----------   ----------
Balances at September 30, 1999                                              27,451,358       27,452            3,952             4
                                                                            ===========  ===========      ===========   ==========



[REMAINDER OF OVER-WIDE TABLE]


                                                                  Additional                       Total
                                                                   Paid in       Accumulated    Stockholders'
                                                                   Capital         Deficit         Equity
                                                                   -------         -------         ------
Common stock issued to founding directors                          (7,200)           --               800
Net loss                                                             --            (5,701)         (5,701)
                                                               ----------      ----------      ----------
Balances at December 31, 1996                                      (7,200)         (5,701)         (4,901)
Common stock issued for cash                                       35,000            --            35,750
Common stock issued for cash                                      100,000            --           101,000
Common stock issued for cash                                      854,573            --           856,307
Stock issuance cost                                               (75,000)           --           (75,000)
Net loss                                                             --          (426,438)       (426,438)
                                                               ----------      ----------      ----------

Balances at December 31, 1997                                     907,373        (432,139)        486,718
Preferred stock issued for cash                                   999,999            --         1,000,000
Common stock issued as additional interest                         29,950            --            30,000
Common stock issued as additional interest                         84,250            --            84,375
Common stock issued as finder's fee                                24,925            --            25,000
Common stock issued for services                                   27,163            --            27,188
Common stock issued for cash                                       24,950            --            25,000
Preferred stock issued for cash                                   100,000            --           100,000
Common stock issued for finder's fee                               19,817            --            19,878
Preferred stock issued for cash                                    25,000            --            25,000
Common stock issued for investment banking
  fee                                                               9,970            --            10,000
Conversion of preferred stock to common stock                        (426)           --              --
Net loss                                                             --        (2,064,940)     (2,064,940)
                                                               ----------      ----------      ----------

Balances at December 31, 1998                                   2,252,971      (2,497,079)       (231,781)
Preferred Stock issued for cash
Common Stock issued for finders fee
Common Stock issued for services
Conversion of preferred stock to common stock                        --
Conversion of preferred stock to common stock                        --
Conversion of preferred stock to common stock                      (8,018)           --
Net loss                                                             --          (484,270)       (484,270)
                                                               ----------      ----------      ----------
Balances at March 31, 1999                                      2,532,983      (2,981,349)       (424,607)


Common stock issued for interest payment
Common stock issued in exchange for debt repayment
Common stock issued for cash                                      148,500         150,000
Conversion of preferred stock to common stock                      (3,580)           --
Common stock issued for services
Common stock issued on exercise of employee stock options
Common stock issued for services
Net loss                                                             --          (693,826)       (693,826)
                                                               ----------      ----------      ----------
Balances at June 30, 1999                                       3,421,227      (3,675,175)       (223,194)
Common stock issued on exercise of employee stock options
Common stock cancelled previously issued for services
Conversion of common to preferred                                   3,948              (0)
Net loss                                                             --          (549,120)       (549,120)
                                                               ----------      ----------      ----------
 Balances at September 30, 1999                                 3,898,025      (4,224,295)       (298,814)
                                                               ==========      ==========      ==========


                                                   ACCESS POWER, INC.
                                             (A Development Stage Company)

                                                Statements of Cash Flows

                                      For the nine months ended September 30, 1999
                                        and 1998 and the cumulative period from
                                          October 10, 1996 (date of inception)
                                               through September 30, 1999

                                                                                                       For the period
                                                                                                      October 10, 1996
                                                                       1999             1998             through
                                                                    (unaudited)                     September 30, 1999
                                                                    -----------   ---------------   ------------------
Cash flows from operating activities:
     Net loss                                                       $(1,727,216)     $(1,594,748)     $(4,224,295)
     Adjustments to reconcile net loss to net cash
         used in operating activities:
            Depreciation and amortization                               244,229          210,287          593,048
            Loss on disposal of property and equipment                    6,880           33,341
            Stock issued for services                                   234,983           50,625          317,049
            Stock issued for interest                                    14,000          114,375          128,375
            Change in operating assets and liabilities:
                 Accounts receivable                                    (67,877)         (20,147)         (97,022)
                 Accounts payable and accrued expenses                  386,386        1,224,316        1,760,364
                 Deferred Revenue                                        21,490             --             21,490
                 Other assets                                          (151,138)            --           (174,304)
                                                                          2,955          (30,000)         (18,815)
                Inventory
                                                                    -----------      -----------      -----------
                      Net cash used in operating activities          (1,035,308)         (45,292)      (1,660,769)
                                                                    -----------      -----------      -----------

Cash flows from investing activities:
     Proceeds from sale of property and equipment                        10,050             --             50,320
     Purchase of property and equipment                                 (48,862)      (1,103,891)      (1,588,717)
     Note receivable                                                   (427,409)            (999)        (458,200)
                                                                    -----------      -----------      -----------

                      Net cash used in investing activities            (466,221)      (1,104,890)      (1,996,597)
                                                                    -----------      -----------      -----------
Cash flows from financing activities:
     Proceeds from issuance of stock                                  1,411,200        1,025,000        3,480,057
     Proceeds from issuance of notes payable                          1,072,804          300,000        1,202,829
     Principal payments on notes payable                               (130,440)        (200,000)        (140,329)
                                                                    -----------      -----------      -----------

                      Net cash provided by financing activities       2,353,564        1,125,000        4,542,557
                                                                    -----------      -----------      -----------
                      Net change in cash                                852,035          (25,182)         885,191
Cash, at beginning of period                                             33,156           54,086             --
                                                                    -----------      -----------      -----------
Cash at end of period                                               $   885,191      $    28,904      $   885,191
                                                                    ===========      ===========      ===========

                               ACCESS POWER, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

                               September 30, 1999


(1)      Summary of Significant Accounting Policies
         ------------------------------------------

         (a)  Nature of development stage operations
              --------------------------------------

              Access Power, Inc., (API or the Company) was formed on October 10, 1996. The Company offers Internet Telephony (IT) which will provide advanced computer telephony solutions to the global consumer market place, with an emphasis on marketing to international carriers and consumers.

              Operations of the Company through the date of these financial statements have been devoted primarily to product development and marketing, raising capital, and administrative activities.

         (b)  Property and equipment
              ----------------------

              Property and equipment are recorded at cost and depreciated over the estimated useful lives of the assets which range from three to five years, using the straight-line method.

         (c)  Intangible assets
              -----------------

              Organization costs are amortized over a five-year period using the straight-line method and are included in other assets in the accompanying balance sheet.

         (d)  Income taxes
              ------------

              Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Changes in tax rates are recognized in the period that includes the enactment date.



                                                                     (Continued)

                               ACCESS POWER, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

                               September 30, 1999


 (1),  Continued

              Development stage operations for the period ended September 30, 1999 resulted in a net operating loss. It is uncertain whether any tax benefit of net operating loss will be realized in future periods. Accordingly, no income tax provision has been recognized in the accompanying financial statements. At September 30, 1999, the Company has net operating loss carryforwards of approximately $4,224,000, which will expire in years beginning in 2011. A valuation allowance equal to the tax benefit of the net operating loss has been established, since it is uncertain that future taxable income will be realized during the carryforward period. Accordingly, no income tax provision has been recognized in the accompanying financial statements

         (e)  Financial  Instruments  Fair Value,  Concentration of Business and
              ------------------------------------------------------------------
              Credit Risks
              ------------

              The carrying amount reported in the balance sheet for cash, accounts and notes receivable, accounts payable and accrued expenses approximates fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported in the accompanying balance sheet for notes payable approximates fair value because the actual interest rates do not significantly differ from current rates offered for instruments with similar characteristics. Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of accounts and note receivable, which amounts to approximately $555,000. The Company performs periodic credit evaluations of its trade customers and generally does not require collateral. The notes receivable consist primarily of amounts due from employees from the exercise of stock options. The amounts are due on these notes on the earlier of the sales of the stock received on the exercise or May 1, 2000. Currently, all of the Company's hardware and software is purchased from two suppliers, however, management believes there are other alternatives to these suppliers.

          f)  Use of Estimates
               ---------------

              Management of the Company has made certain estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

         (g)  Cash Flows
              ----------

              For purposes of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

                               ACCESS POWER, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

                               September 30, 1999


(1),  Continued

         (h)  Prepaid Offering Costs
              ----------------------

              Prepaid offering costs represent direct costs and expenses incurred in connection with the offering of securities. Upon completion of the offering, such amounts are offset against the proceeds from the offering, in the event of an offering of equity securities, and capitalized and amortized using the interest method in the event of an offering of debt securities.

         (i)  Revenue Recognition
              -------------------

              The principal sources of revenues are expected to be internet telephone charges, which will be recognized as incurred. The Company is presently operating in this one business segment and only in the United States.

         (j)  Loss Per Common Share
              ---------------------

              Earnings per common share have been computed based upon the weighted average number of common shares outstanding during the periods presented. Common stock equivalents resulting from the issuance of the stock options have not been included in the per share calculations because such inclusion would not have a material effect on earnings per common share.

         (k)  Software and Development Costs
              ------------------------------

              The Company capitalizes purchased software which is ready for service and software development costs incurred from the time technological feasibility of the software is established until the software is ready for use to provide services to customers. Research and development costs and other computer software maintenance costs related to software development are expensed as incurred.

              The Company regularly reviews the carrying value of software and development costs that have been capitalized, and a loss is recognized when the net realizable value falls below the unamortized cost.
                                                                     (Continued)

                               ACCESS POWER, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

                               September 30, 1999



(1),  Continued

         (l)   Stock-Based Compensation
               ------------------------

              During 1997, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation". This pronouncement establishes financial accounting and reporting standards for stock-based compensation. It encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options and other equity instruments to employees based on new fair value accounting rules. Such treatment is required for non-employee stock-based compensation. The Company has chosen to continue to account for employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No.25, "Accounting for Stock Issued to Employees". Accordingly,
              compensation expense for employee stock options or warrants is measured as the difference between the quoted market price of the Company's stock at the date of grant and the amount the employee must pay to require the stock. SFAS 123 requires companies electing to continue using the intrinsic value method to make certain pro forma disclosures (see Note 6).

         (m)  Preferred Stock
              ---------------

              The Company's convertible preferred stock has the following provisions:

                   o Each share of preferred stock is convertible into 1,000 shares of common stock under certain conditions pursuant to the purchase agreement with the investor in the 6% Convertible Debenture.

                               ACCESS POWER, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

                               September 30, 1999


(1)   Property and Equipment
      ----------------------

      Property and equipment consist of the following at September 30 and December 31,:

                                                                             1999                 1998
                                                                           ---------            ---------
             Office furniture and equipment                               $   59,908           $   59,908
             Computer hardware                                             1,150,419            1,172,339
             Computer software                                               278,769              227,905
                                                                          ----------          -----------
                                                                           1,489,096            1,460,152
                    Less accumulated depreciation and amortization           566,922              328,681
                                                                          ----------          -----------

                                                                          $  922,174          $ 1,131,471
                                                                          ==========          ===========

(3)   Notes Payable
      -------------

      Notes payable consist of the following at September 30 and December 31,:

                                                                                            1999                1998
                                                                                        ----------            ---------
             Promissory  notes  to  stockholders  bearing  interest  at 6% and 8%
             payable on demand.  Unsecured.                                             $   12,500            $  20,136


             Note payable to stockholder,  bearing  interest at 12%, payable upon
             capital financing of the Company in excess of $3,000,000.                      50,000              100,000
                                                                                        ----------            =========
                                                                                        $   62,500            $ 120,136
                                                                                        ==========            =========


(4)   6% Convertible Debenture
      ------------------------

      $1,000,000 of 6% Convertible Debentures were sold on September 30, 1999. They are convertible into common stock by dividing each $100,000 debenture by the lower of 75% of the average of the three lowest closing bid prices during the preceding 22 trading days or 125% of such average price on September 30, 1999 ($0.42), subject to certain adjustments.

                               ACCESS POWER, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

                               September 30, 1999




(5)   Commitments
      -----------

      The Company leases its office space under a non-cancelable operating lease with a remaining term of two years. Future minimum payments under this lease are as follows:

                             Year                         Amount
                             ----                         ------

                             1999                          9,068
                             2000                         21,500

      Rent expense for the periods ended September 30, 1999 and December 31, 1998 amounted to $39,043 and $50,817 respectively.


(6)  Stock Options
     -------------

      In 1997, the Company established an incentive stock option plan (the Plan) to provide an incentive to key employees of the Company who are in a position to contribute materially to expanding and improving the Company's profits, to aid in attracting and retaining employees of outstanding ability and to encourage ownership of shares by employees. The Plan was amended in March 1998 to increase the number of shares available for issuance thereunder from 1,000,000 to 2,500,000 shares. Total options granted through September 30, 1999 amounted to 2,100,500, at an average price of $0.33.

      The Plan is designed to serve as an incentive for retaining qualified and competent employees. The Company's Board of Directors, or a committee thereof, administers and interprets the Plan and is authorized, in its discretion, to grant options thereunder to all eligible employees of the Company, including officers and directors (whether or not employees) of the Company. The per share exercise price of options granted under the Plan will not be less than the fair market value of the common stock on the date of grant. Options granted under the Plan will be exercisable after the period or periods specified in the option agreement. The Board may, in its sole discretion, accelerate the date on which any option may be exercised. Options granted under the Plan are not exercisable after the expiration of ten years from the date of grant and are nontransferable other than by will or by the laws of descent and distribution. The Company recognizes compensation expense for options granted under the Plans based on the difference between the quoted market price of the Company's stock at the date of grant and the amount the employee must pay to acquire the stock. No compensation cost has been recognized for employee stock options that had been granted to date. Had compensation cost for the Plans been determined based on the fair value at the date of grant for awards under those Plans,

                               ACCESS POWER, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

                               September 30, 1999


(6) Continued

consistent with the method prescribed by SFAS 123, the Company's net loss and net loss per share would have been increased to the pro forma amounts indicated below:


                                                                                                For the period
                                                                                               October 10, 1996
                                        Nine months ended              Year ended                  through
                                        September 30, 1999         December 31, 1998          September 30, 1999
                                     -------------------------  ------------------------- -----------------------
Pro forma net loss:
          As reported                          $(1,727,216)              $ (2,064,940)              $ (4,224,295)
          Pro forma                             (1,768,457)                (2,132,712)                (4,389,292)

Pro forma net loss per share
           As reported                               (0.07)                     (0.18)                     (0.28)
           Pro forma                                 (0.07)                     (0.18)                     (0.29)


The fair value of each option granted under the Plans is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 1999 and 1998: no dividend yield; expected volatility of the underlying stock of 90%; risk-free interest rate of 4.98% and 5.27%, respectively, covering the related option period; and expected lives of the options of 10 years based on the related option period.

================================================================================================================================

     NO  DEALER,   SALESPERSON,  OR  OTHER  PERSON  HAS  BEEN                           15,900,000 SHARES
AUTHORIZED   TO  GIVE   ANY   INFORMATION   OR  TO  MAKE  ANY                             COMMON STOCK
REPRESENTATIONS   OTHER   THAN   THOSE   CONTAINED   IN  THIS
PROSPECTUS  IN  CONNECTION   WITH  THE  OFFER  MADE  BY  THIS                     400,000 COMMON STOCK WARRANTS
PROSPECTUS  AND,  IF  GIVEN  OR  MADE,  SUCH  INFORMATION  OR
REPRESENTATIONS  MUST  NOT BE  RELIED  UPON  AS  HAVING  BEEN
AUTHORIZED  BY ACCESS  POWER,  INC.  NEITHER THE  DELIVERY OF                          ACCESS POWER, INC.
THIS  PROSPECTUS NOR ANY SALE MADE HEREUNDER  SHALL UNDER ANY
CIRCUMSTANCES  CREATE AN  IMPLICATION  THAT THERE HAS BEEN NO
CHANGE IN THE AFFAIRS OF ACCESS  POWER,  INC.  SINCE THE DATE
HEREOF OR THAT THE  INFORMATION  HEREIN IS  CORRECT AS OF ANY                          __________________
TIME  SUBSEQUENT  TO  THE  DATE  OF  THIS  PROSPECTUS.   THIS
PROSPECTUS  DOES  NOT  CONSTITUTE  AN  OFFER  TO  SELL  OR  A                              PROSPECTUS
SOLICITATION  OF AN  OFFER  TO  BUY  ANY  OF  THE  SECURITIES                          __________________
OFFERED  HEREBY BY ANYONE IN ANY  JURISDICTION  IN WHICH SUCH
OFFER OR  SOLICITATION  IS NOT  AUTHORIZED  OR IN  WHICH  THE
PERSON MAKING SUCH OFFER OR  SOLICITATION IS NOT QUALIFIED TO
DO SO OR TO ANYONE TO WHOM IT IS  UNLAWFUL TO MAKE SUCH OFFER
OR SOLICITATION.


                      TABLE OF CONTENTS

ITEM                                               PAGE
Summary   ........................................... 2
Summary Financial Data............................... 4                                   [_____], 1999
Risk Factors ........................................ 5
Capitalization  .....................................12
Dividend Policy .....................................12
Certain Market Information...........................13
Business  ...........................................13
Management's Discussion and Analysis of Financial
     Condition and Results of Operations.............21
Management  .........................................27
Principal and selling stockholders...................31
Selling Warrantholders ..............................32
Plan of Distribution ................................32
Shares Eligible for Future Sale......................33
Description of Capital Stock.........................34
Description of Warrants..............................35
Description of 6% Convertible Debentures ............37
Legal Matters  ......................................38
Experts .............................................38
Additional Information...............................38
Index to Financial Statements........................F-1

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article XI of our Bylaws provides that Access Power shall indemnify our officers, directors, employees, and agents to the fullest extent permitted by Florida law and that we may advance costs incurred by our officers, directors, employees, and agents or another corporation, partnership, joint venture, trust, or other enterprise, in their defenses of any civil, criminal, administrative, or investigative action or proceeding asserted against one or more of them by reason of the fact of his serving or having served in such capacity or capacities at our request and in advance of a final disposition of such action, suit, or proceeding to the fullest extent permitted, consistent with the General Corporation Law of the State of Florida, as amended from time to time.

         Section 607.0831 of the Florida Business Corporation Act provides, among other things, that a director is not personally liable for monetary damages to a company or any other person for any statement, vote, decision, or failure to act, by the director, regarding corporate management or policy, unless the director breached or failed to perform his or her duties as a director and such breach or failure constitutes (a) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;
(b) a transaction from which the director derived an improper  personal benefit;
(c) a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act (relating to the liability of the directors for improper distributions) are applicable; (d) willful misconduct or a conscious disregard for the best interest of the company in the case of a proceeding by or in the right of the company to procure a judgment in its favor or by or in the right of a stockholder; or (e) recklessness or an act or omission in bad faith or with malicious purpose or with wanton and willful disregard for human rights, safety or property, in a proceeding by or in the right of someone other than such company or a stockholder.

         Section 607.0850 of the Florida Business Corporation Act authorizes, among other things, us to indemnify any person who was or is a party to any proceeding (other than an action by or in our right) by reason of the fact that he is or was a director, officer, employee, or agent of us (or is or was serving at our request in such a position for any entity) against liability incurred in connection with such proceeding, if he acted in good faith and in a manner reasonably believed to be in our best interests and, with respect to criminal proceedings, had no reasonable cause to believe his conduct was unlawful.

         Florida law requires that a director, officer, or employee be indemnified for expenses (including attorneys' fees) to the extent that he has been successful on the merits or otherwise in the defense of any proceeding. Florida law also allows expenses of defending a proceeding to be advanced by a company before the final disposition of the proceedings, provided that the officer, director, or employee undertakes to repay such advance if it is ultimately determined that indemnification is not permitted.

         Florida law states that the indemnification and advancement of expenses provided pursuant to Section 607.0850 is not exclusive and that indemnification may be provided by a company pursuant to other means, including agreements or bylaw provisions. Florida law prohibits indemnification or advancement of expenses, however, if a judgment or other final adjudication establishes that the actions of a director, officer, or employee constitute (i) a violation of criminal law, unless he had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which such person derived an improper personal benefit; (iii) willful misconduct or conscious disregard for the best interests of the company in the case of a derivative action or a proceeding by or in the right of a stockholder; or (iv) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act (relating to the liability of directors for improper distributions) are applicable.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Set forth below is an estimate of the approximate amount of the fees and expenses (other than underwriting commissions and discounts) payable by us in connection with the issuance and distribution of the shares of common stock.

Securities and Exchange Commission Registration Fee.............................
NASD Filing Fees and Blue Sky Fees and Expenses.................................
Consulting Fees   ..............................................................
Printing and Engraving Expenses.................................................
Legal Fees and Expenses.........................................................
Accounting Fees and Expenses....................................................
Transfer Agent Fees and Expenses................................................
Miscellaneous
         Total    ..............................................................

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         The following provides information of all sales of our outstanding stock sold within the past three years which were not registered under the Securities Act of 1933 (the "Act").

         In connection with the Registrant's organizational activities, 7,488,000 shares of common stock were issued to founders and officers, Glenn A. Smith, Michael L. Pitts, Tod R. Smith, and Maurice J. Matovich. Exemption from registration is claimed under Rule 506 of Regulation D. All such Stockholders, as directors and/or officers, are "accredited investors" as defined in Rule 501.

         On May 23, 1997, the Company undertook a private offering and sold 750,000 shares of common stock for $35,000. Exemption from registration is claimed under Rule 504 of Regulation D, which does not require investors to be accredited or sophisticated. Access Power sold the shares through Officers and Directors and did not use the services of a selling agent.

         From June 6, 1997, to June 30, 1997, we undertook a private offering and sold 1,000,000 shares of common stock for $100,000. Exemption from registration is claimed under Rule 504 of Regulation D, which does not require investors to be accredited or sophisticated. Access Power sold the shares through officers and directors and did not use the services of a selling agent.

         From July 1, 1997, to October 1, 1997, we undertook a private offering and sold 1,728,000 shares of common stock for $864,000. Exemption from registration is claimed under Rule 504 of Regulation D, which does not require investors to be accredited or sophisticated. Access Power sold the shares through officers and directors and did not use the services of a selling agent.

         On February 2, 1998, we borrowed $100,000 from a Bridge Lender, an accredited investor, and issued thereto Bridge Notes for the principal amount at an interest rate of one percent per month simple interest. In partial consideration for making such loan, we also issued 50,000 shares of common stock. Exemption from registration for this sale is claimed under Rule 506 of Regulation D because of the limited number of participants in the transaction and the relationship of such participants to us. Sales of securities in these offerings were made only to persons who were "accredited investors" within the meaning of Rule 501 promulgated under the Act. Access Power sold the shares through officers and directors and did not use the services of a selling agent.

         On February 19, 1998, we borrowed $200,000 from a Bridge Lender, an accredited investor, and issued thereto Bridge Notes for the principal amount at an interest rate of 10% percent per annum, payable monthly. In partial consideration for making such loan, the Company also issued 125,000 shares of common stock to the Bridge Lender. Exemption from registration for this sale is claimed under Rule 506 of Regulation D because of the limited number of participants in the transaction and the relationship of such participants to the Company. Sales of securities in these offerings were made only to persons who were "accredited investors" within the meaning of Rule 501 promulgated under the Act. Olympus Capital, Inc. acted as the exclusive placement agent in connection with the Bridge Financing and received a finder's fee in the amount of 75,000 shares of common stock in connection with such sale.

         On August 4, 1997, we borrowed $200,000 from a Bridge Lender, an accredited investor, and issued thereto Bridge Notes for the principal amount at an interest rate of 12% percent per annum, payable monthly. In partial consideration for making such loan, we also issued 100,000 shares of common stock to the Bridge Lender. Exemption from registration for this sale is claimed under Rule 504 of Regulation D, which does not require investors to be accredited or sophisticated. Access Power sold the shares through officers and directors and did not use the services of a selling agent.

         In a private placement which commenced and concluded in May of 1998, the Company sold 1,000 shares of Preferred Stock, Series A (the "Preferred Stock"), at an offering price of $1,000 per share. Exemption from registration for this sale is claimed under Rule 506 of Regulation D because of the limited number of participants in the transaction and the relationship of such participants to us. Sales of securities in these offerings were made only to persons who were "accredited investors" within the meaning of Rule 501 promulgated under the Act. In addition, all such participants agreed to acquire their securities for investment and not with a view to the distribution thereof, and the certificates representing the securities issued to each such participant contained a legend to the effect that such securities are not registered under the Act and may not be transferred except pursuant to a registration statement which has become effective under the Act, or an exemption from such registration requirement. Stop transfer instructions have been given to our transfer agent with respect to such securities. The issuance of such securities was not underwritten, and no commissions or other remuneration were paid or given, directly or indirectly, in connection with such sales.

         On March 23, 1998, the Inman Company was issued 25,000 warrants in consideration for providing financial consulting services to us. Exemption from registration for this sale is claimed under Rule 506 of Regulation D.

       On March 4, 1999, we issued 2,100,000 shares of restricted common stock to Norrstar Advertising, Inc., in consideration for investment public relations services rendered to us. Our contract with Norrstar was terminated on September 25, 1999, and we cancelled 1,810,000 shares of common stock owned by Norrstar. Exemption from registration for this issuance is claimed under Section 4(2) of the Securities Act of 1933.

         On June 1999, we issued 20,000 shares of restricted common stock to Kim DeVigil in consideration for providing public relations services to us. Exemption from registration for this sale is claimed under Section 4(2) of the Securities Act of 1933.

       On September 30, 1999, we issued $1,000,000 principal amount of our 6% Convertible Debentures due 2001, warrants to purchase 200,000 shares of our common stock, and an additional warrant to purchase $1,000,000 principal amount of our 6% Convertible Debentures due 2001 and 200,000 additional shares of our common stock to Bamboo Investors LLC, an accredited investor. Exemption from registration for this sale is claimed under Section 4(2) of the Securities Act of 1933.

         On October 4, 1999, we issued 1,300,000 shares of our restricted common stock to Northstar Advertising, Inc. in connection with their rendition of investment public relations services to us. Exemption from registration for this issuance is claimed under Section 4(2) of the Securities Act of 1933.

 ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a)  EXHIBITS

         Exhibit
         NO.                                     DESCRIPTION OF EXHIBIT

         3.1    .................   Amended  Articles of Incorporation of Access
                                    Power,  Inc. (filed as Exhibit 3.1 of Access
                                    Power,   Inc.'s  quarterly  report  on  Form
                                    10-QSB for the quarter ended September 30, 1999, is hereby incorporated by reference)

         3.2    .................   Bylaws of the  Registrant  (filed as Exhibit
                                    3.2 of Access Power, Inc.'s annual report on Form 10-KSB for the year ended December 31, 1999, is hereby incorporated by reference)

         4.1    .................   Form  of  common  stock  Certificate  of the
                                    Registrant  (filed as Exhibit  4.1 of Access
                                    Power, Inc.'s annual report on Form 10-KSB for the year ended December 31, 1999, is hereby incorporated by reference)

         4.2    .................   6%  Convertible  Debenture due September 30,
                                    2001(filed  as Exhibit 4.2 of Access  Power,
                                    Inc.'s quarterly report on Form 10-QSB for the quarter ended September 30, 1999, is hereby incorporated by reference)

         4.3    .................   Warrant to purchase common stock,  par value
                                    $.001  per  share,  of  Access  Power,  Inc.
                                    (filed  as  Exhibit  4.3  of  Access  Power,
                                    Inc.'s quarterly report on Form 10-QSB for the quarter ended September 30, 1999, is hereby incorporated by reference)

         5.1    .................   Opinion of L. Van  Stillman  with respect to
                                    the   legality  of  the   securities   being
                                    registered ***

         10.1   .................   International   Master  Franchise  Agreement
                                    between Access Power,  Inc. and Access Power
                                    Canada,  Inc.  (filed  as  Exhibit  10.1  of
                                    Access Power, Inc.'s Registration Statement on Form SB-2 (File No. 333-65069) is hereby incorporated by reference)

         10.2   .................   Access Power,  Inc. Stock Option Plan (filed
                                    as  Exhibit  10.2 of  Access  Power,  Inc.'s
                                    Registration  Statement  on Form SB-2  (File
                                    No. 333-65069) is hereby incorporated by reference)

         10.3   .................   Amendment  No. 1 to Stock Option Plan (filed
                                    as  Exhibit  10.3 of  Access  Power,  Inc.'s
                                    Registration  Statement  on Form SB-2  (File
                                    No. 333-65069) is hereby incorporated by reference)

         10.4   ................    Purchase and Sale  Agreement  between Access
                                    Power,  Inc. and Netspeak  Corporation dated
                                    as of June 17, 1998  (filed as Exhibit  10.4
                                    of   Access   Power,   Inc.'s   Registration
                                    Statement on Form SB-2 (File No. 333-65069) is hereby incorporated by reference)

         10.5   .................   Agreement  with Howard  Kaskel dated July 1,
                                    1998 (filed as Exhibit 10.5 of Access Power,
                                    Inc.'s  Registration  Statement on Form SB-2
                                    (File No. 333-65069) is hereby incorporated by reference)

         10.6   .................   Agreement  to  terminate   Master  Franchise
                                    Agreement  between  Access  Power,  Inc. and
                                    Access Power Canada, Inc. dated December 11,
                                    1998 (filed as Exhibit 10.6 of Access Power,
                                    Inc.'s  Registration  Statement on Form SB-2
                                    (File No. 333-65069) is hereby incorporated by reference)

         10.7   .................   Internet  Telephony Services Agreement dated
                                    December 14,  1998,  between  Access  Power,
                                    Inc. and Access  Universal,  Inc.  (filed as
                                    Exhibit   10.7  of  Access   Power,   Inc.'s
                                    Registration  Statement  on Form SB-2  (File
                                    No. 333-65069) is hereby incorporated by reference)

         10.8   .................   Internet  Telephony Services Agreement dated
                                    October 2, 1998 between  Access Power,  Inc.
                                    and Ldt Net Com, Inc. (filed as Exhibit 10.8
                                    of   Access   Power,   Inc.'s   Registration
                                    Statement on Form SB-2 (File No. 333-65069) is hereby incorporated by reference)

         10.9   .................   Office  Lease   Agreement   between  Douglas
                                    Partnerships  II,  and  Access  Power,  Inc.
                                    dated  August 1, 1997 (filed as Exhibit 10.9
                                    of   Access   Power,   Inc.'s   Registration
                                    Statement on Form SB-2 (File No. 333-65069) is hereby incorporated by reference)

         10.10  .................   Retainer Agreement dated September 23, 1999,
                                    among Acces Power, Inc., Tatum CFO Partners,
                                    LLP,  and  Howard  Kaskel  (filed as Exhibit
                                    10.1  of  Access  Power,   Inc.'s  quarterly
                                    report on Form 10-QSB for the quarter  ended
                                    September 30, 1999, is hereby incorporated by reference)

         10.11  .................   Securities  Purchase  Agreement  dated as of
                                    September  30,  1999,  among  Access  Power,
                                    Inc., certain stockholders of Access Power, Inc. named therein, and Bamboo Investors, LLC(filed as Exhibit 10.2 of Access Power,
                                    Inc.'s quarterly report on Form 10-QSB for the quarter ended September 30, 1999, is hereby incorporated by reference)

         10.12  .................   Warrant   to   purchase    6%    Convertible
                                    Debentures  and  common  stock  warrants  of
                                    Access Power, Inc. (filed as Exhibit 10.3 of
                                    Access  Power,  Inc.'s  quarterly  report on
                                    Form 10-QSB for the quarter ended  September
                                    30,   1999,   is  hereby   incorporated   by
                                    reference)

         10.13  .................   Registration  Rights Agreement,  dated as of
                                    September  30,  1999,  by and  among  Access
                                    Power, Inc. and Bamboo Investors LLC (filed as Exhibit 10.4 of Access Power, Inc.'s quarterly report on Form 10-QSB for the quarter ended September 30, 1999, is hereby incorporated by reference)

         10.14  .................   Share   Exchange   Agreement   dated  as  of
                                    September  30, 1999  between  Access  Power,
                                    Inc.  and  each  of  Glenn  Smith,   Maurice
                                    Matovich,   Howard  Kaskel,  and  Tod  Smith
                                    (filed  as  Exhibit  10.5 of  Access  Power,
                                    Inc.'s quarterly report on Form 10-QSB for the quarter ended September 30, 1999, is hereby incorporated by reference)

         10.15**.................   Web services agreement as of August 6, 1999,
                                    between     Access    Power,     Inc.    and
                                    Lycos-Bertelsmann  GmbH  (filed  as  Exhibit
                                    10.6  of  Access  Power,   Inc.'s  quarterly
                                    report  on Form 10-Q for the  quarter  ended
                                    September 30, 1999, is hereby incorporated by reference)

         10.16  .................   Consulting  Agreement dated as of October 4,
                                    1999   between   Access   Power,   Inc.  and
                                    Northstar   Advertising,   Inc.   (filed  as
                                    Exhibit   10.7  of  Access   Power,   Inc.'s
                                    quarterly   report  on  Form  10-Q  for  the
                                    quarter ended September 30, 1999, is hereby incorporated by reference)

         23.1***.................   Consent  of L. Van  Stillman,  (included  in
                                    Exhibit 5.1).

         23.2   .................   Consent of Parks,  Tschopp,  Whitcomb & Orr,
                                    dated November 1, 1999.


* Certain portions of this exhibit have been omitted pursuant to the grant of a request for confidential treatment.

** Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment.

***      To be filed by Amendment

         (b)    FINANCIAL STATEMENT SCHEDULES

ITEM 28.   UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the law or high end of the estimate maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the `Calculation of Registration Fee' table in the effective registration statement;

        (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

The undersigned hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the city of Ponte Vedra, State of Florida, on the 27th day of October, 1999.

                                                ACCESS POWER, INC.


                                                By: /s/ Glenn Smith
                                                     Glenn Smith
                                                     Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Glenn A. Smith and Maurice J. Matovich and either of them, his or her true and lawful attorneys-in-fact with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign a new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the 27th day of October, 1999, in the capacities indicated.

          SIGNATURE                                         POSITION


 /s/ Glenn A. Smith                               Glenn A. Smith, President and
                                                  Chief Executive Officer and
                                                  Director (Principal Executive
                                                  Officer)

/s/ Howard L. Kaskel                              Howard Kaskel, Chief Financial
                                                  Officer (Principal Financial
                                                  and Accounting Officer)

/s/ Tod R. Smith                                  Tod R. Smith, Director

/s/ Maurice J. Matovich                           Maurice J. Matovich, Director

                                 EXHIBIT INDEX


        EXHIBIT
           NO.                                   DESCRIPTION OF EXHIBIT

         3.1    .................   Amended  Articles of Incorporation of Access
                                    Power,  Inc. (filed as Exhibit 3.1 of Access
                                    Power,   Inc.'s  quarterly  report  on  Form
                                    10-QSB for the quarter ended September 30, 1999, is hereby incorporated by reference)

         3.2    .................   Bylaws of the  Registrant  (filed as Exhibit
                                    3.2 of Access Power, Inc.'s annual report on Form 10-KSB for the year ended December 31, 1999, is hereby incorporated by reference)

         4.1    .................   Form  of  common  stock  Certificate  of the
                                    Registrant  (filed as Exhibit  4.1 of Access
                                    Power, Inc.'s annual report on Form 10-KSB for the year ended December 31, 1999, is hereby incorporated by reference)

         4.2    .................   6%  Convertible  Debenture due September 30,
                                    2001(filed  as Exhibit 4.2 of Access  Power,
                                    Inc.'s quarterly report on Form 10-QSB for the quarter ended September 30, 1999, is hereby incorporated by reference)

         4.3    .................   Warrant to purchase common stock,  par value
                                    $.001  per  share,  of  Access  Power,  Inc.
                                    (filed  as  Exhibit  4.3  of  Access  Power,
                                    Inc.'s quarterly report on Form 10-QSB for the quarter ended September 30, 1999, is hereby incorporated by reference)

         5.1    .................   Opinion of L. Van  Stillman  with respect to
                                    the   legality  of  the   securities   being
                                    registered ***

         10.1   .................   International   Master  Franchise  Agreement
                                    between Access Power,  Inc. and Access Power
                                    Canada,  Inc.  (filed  as  Exhibit  10.1  of
                                    Access Power, Inc.'s Registration Statement on Form SB-2 (File No. 333-65069) is hereby incorporated by reference)

         10.2   .................   Access Power,  Inc. Stock Option Plan (filed
                                    as  Exhibit  10.2 of  Access  Power,  Inc.'s
                                    Registration  Statement  on Form SB-2  (File
                                    No. 333-65069) is hereby incorporated by reference)

         10.3   .................   Amendment  No. 1 to Stock Option Plan (filed
                                    as  Exhibit  10.3 of  Access  Power,  Inc.'s
                                    Registration  Statement  on Form SB-2  (File
                                    No. 333-65069) is hereby incorporated by reference)

         10.4   ................    Purchase and Sale  Agreement  between Access
                                    Power,  Inc. and Netspeak  Corporation dated
                                    as of June 17, 1998  (filed as Exhibit  10.4
                                    of   Access   Power,   Inc.'s   Registration
                                    Statement on Form SB-2 (File No. 333-65069) is hereby incorporated by reference)

         10.5   .................   Agreement  with Howard  Kaskel dated July 1,
                                    1998 (filed as Exhibit 10.5 of Access Power,
                                    Inc.'s  Registration  Statement on Form SB-2
                                    (File No. 333-65069) is hereby incorporated by reference)

         10.6   .................   Agreement  to  terminate   Master  Franchise
                                    Agreement  between  Access  Power,  Inc. and
                                    Access Power Canada, Inc. dated December 11,
                                    1998 (filed as Exhibit 10.6 of Access Power,
                                    Inc.'s  Registration  Statement on Form SB-2
                                    (File No. 333-65069) is hereby incorporated by reference)

         10.7   .................   Internet  Telephony Services Agreement dated
                                    December 14,  1998,  between  Access  Power,
                                    Inc. and Access  Universal,  Inc.  (filed as
                                    Exhibit   10.7  of  Access   Power,   Inc.'s
                                    Registration  Statement  on Form SB-2  (File
                                    No. 333-65069) is hereby incorporated by reference)

         10.8   .................   Internet  Telephony Services Agreement dated
                                    October 2, 1998 between  Access Power,  Inc.
                                    and Ldt Net Com, Inc. (filed as Exhibit 10.8
                                    of   Access   Power,   Inc.'s   Registration
                                    Statement on Form SB-2 (File No. 333-65069) is hereby incorporated by reference)

         10.9   .................   Office  Lease   Agreement   between  Douglas
                                    Partnerships  II,  and  Access  Power,  Inc.
                                    dated  August 1, 1997 (filed as Exhibit 10.9
                                    of   Access   Power,   Inc.'s   Registration
                                    Statement on Form SB-2 (File No. 333-65069) is hereby incorporated by reference)

         10.10  .................   Retainer Agreement dated September 23, 1999,
                                    among Acces Power, Inc., Tatum CFO Partners,
                                    LLP,  and  Howard  Kaskel  (filed as Exhibit
                                    10.1  of  Access  Power,   Inc.'s  quarterly
                                    report on Form 10-QSB for the quarter  ended
                                    September 30, 1999, is hereby incorporated by reference)

         10.11  .................   Securities  Purchase  Agreement  dated as of
                                    September  30,  1999,  among  Access  Power,
                                    Inc., certain stockholders of Access Power, Inc. named therein, and Bamboo Investors, LLC(filed as Exhibit 10.2 of Access Power,
                                    Inc.'s quarterly report on Form 10-QSB for the quarter ended September 30, 1999, is hereby incorporated by reference)

         10.12  .................   Warrant   to   purchase    6%    Convertible
                                    Debentures  and  common  stock  warrants  of
                                    Access Power, Inc. (filed as Exhibit 10.3 of
                                    Access  Power,  Inc.'s  quarterly  report on
                                    Form 10-QSB for the quarter ended  September
                                    30,   1999,   is  hereby   incorporated   by
                                    reference)

         10.13  .................   Registration  Rights Agreement,  dated as of
                                    September  30,  1999,  by and  among  Access
                                    Power, Inc. and Bamboo Investors LLC (filed as Exhibit 10.4 of Access Power, Inc.'s quarterly report on Form 10-QSB for the quarter ended September 30, 1999, is hereby incorporated by reference)

         10.14  .................   Share   Exchange   Agreement   dated  as  of
                                    September  30, 1999  between  Access  Power,
                                    Inc.  and  each  of  Glenn  Smith,   Maurice
                                    Matovich,   Howard  Kaskel,  and  Tod  Smith
                                    (filed  as  Exhibit  10.5 of  Access  Power,
                                    Inc.'s quarterly report on Form 10-QSB for the quarter ended September 30, 1999, is hereby incorporated by reference)

         10.15**.................   Web services agreement as of August 6, 1999,
                                    between     Access    Power,     Inc.    and
                                    Lycos-Bertelsmann  GmbH  (filed  as  Exhibit
                                    10.6  of  Access  Power,   Inc.'s  quarterly
                                    report  on Form 10-Q for the  quarter  ended
                                    September 30, 1999, is hereby incorporated by reference)

         10.16  .................   Consulting  Agreement dated as of October 4,
                                    1999   between   Access   Power,   Inc.  and
                                    Northstar   Advertising,   Inc.   (filed  as
                                    Exhibit   10.7  of  Access   Power,   Inc.'s
                                    quarterly   report  on  Form  10-Q  for  the
                                    quarter ended September 30, 1999, is hereby incorporated by reference)

         23.1***.................   Consent  of L. Van  Stillman,  (included  in
                                    Exhibit 5.1).

         23.2   .................   Consent of Parks,  Tschopp,  Whitcomb & Orr,
                                    dated November 1, 1999


* Certain portions of this exhibit have been omitted pursuant to the grant of a request for confidential treatment.

** Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment.

***      To be filed by Amendment